                                                                   EXHIBIT 10.27


                                                                  EXECUTION COPY

================================================================================

                  $50,000,000 SENIOR REVOLVING CREDIT AGREEMENT

                         Dated as of September 26, 2006

                                      Among

                      ADAMS RESPIRATORY THERAPEUTICS, INC.
                                  as Borrower,

            THE INITIAL LENDERS AND INITIAL ISSUING BANK NAMED HEREIN
                  as Initial Lenders and Initial Issuing Bank,

                              ROYAL BANK OF CANADA,
                    as Administrative Agent, Collateral Agent
                             and Syndication Agent,

                                       and

                              WACHOVIA BANK, N.A.,
                             as Documentation Agent

                                   ----------

                              RBC CAPITAL MARKETS*
                      as Sole Lead Arranger and Bookrunner

                                   ----------

================================================================================

----------
* RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada.

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
                ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms......................................     1
SECTION 1.02. Computation of Time Periods; Other Definitional
              Provisions.................................................    24
SECTION 1.03. Accounting Terms...........................................    24
SECTION 1.04. Currency Equivalents Generally.............................    24
SECTION 1.05. Pro Forma Calculations.....................................    24

 ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit.....................    24
SECTION 2.02. Making the Advances........................................    26
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of
              Credit.....................................................    28
SECTION 2.04. Repayment of Advances......................................    29
SECTION 2.05. Termination or Reduction of the Commitments................    30
SECTION 2.06. Prepayments................................................    31
SECTION 2.07. Interest...................................................    32
SECTION 2.08. Fees.......................................................    32
SECTION 2.09. Conversion of Advances.....................................    33
SECTION 2.10. Increased Costs, Etc.......................................    34
SECTION 2.11. Payments and Computations..................................    35
SECTION 2.12. Taxes......................................................    38
SECTION 2.13. Sharing of Payments, Etc...................................    40
SECTION 2.14. Use of Proceeds............................................    40
SECTION 2.15. Defaulting Lenders.........................................    40
SECTION 2.16. Evidence of Debt...........................................    43
SECTION 2.17. Increase in Revolving Credit Facility......................    43

   ARTICLE III CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit........    44
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance........    47
SECTION 3.03. Determinations Under Section 3.01..........................    47

                ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Loan Parties.........    48

                 ARTICLE V COVENANTS OF THE LOAN PARTIES

SECTION 5.01. Affirmative Covenants......................................    52
SECTION 5.02. Negative Covenants.........................................    56
SECTION 5.03. Reporting Requirements.....................................    65
SECTION 5.04. Financial Covenants........................................    68

                 Adams Respiratory - Revolving Credit Agreement

                       ARTICLE VI EVENTS OF DEFAULT

SECTION 6.01. Events of Default..........................................    68
SECTION 6.02. Actions in Respect of the Letters of Credit upon an Event
              of Default.................................................    70

                          ARTICLE VII THE AGENTS

SECTION 7.01. Authorization and Action...................................    71
SECTION 7.02. Agents' Reliance, Etc......................................    72
SECTION 7.03. Royal Bank and Affiliates..................................    72
SECTION 7.04. Lender Party Credit Decision...............................    73
SECTION 7.05. Indemnification............................................    73
SECTION 7.06. Successor Agents...........................................    74
SECTION 7.07. Other Agents; Arrangers and Managers.......................    75

                     ARTICLE VIII SUBSIDIARY GUARANTY

SECTION 8.01. Subsidiary Guaranty; Limitation of Liability...............    75
SECTION 8.02. Subsidiary Guaranty Absolute...............................    76
SECTION 8.03. Waivers and Acknowledgments................................    77
SECTION 8.04. Subrogation................................................    77
SECTION 8.05. Subsidiary Guaranty Supplements............................    78
SECTION 8.06. Subordination..............................................    78
SECTION 8.07. Continuing Subsidiary Guaranty; Assignments................    79

                         ARTICLE IX MISCELLANEOUS

SECTION 9.01. Amendments, Etc............................................    80
SECTION 9.02. Notices, Etc...............................................    81
SECTION 9.03. No Waiver; Remedies........................................    82
SECTION 9.04. Costs and Expenses.........................................    82
SECTION 9.05. Right of Set-off...........................................    84
SECTION 9.06. Binding Effect.............................................    84
SECTION 9.07. Assignments and Participations.............................    84
SECTION 9.08. Execution in Counterparts..................................    87
SECTION 9.09. No Liability of the Issuing Bank...........................    87
SECTION 9.10. Non-Consenting Lenders.....................................    88
SECTION 9.11. Confidentiality............................................    88
SECTION 9.12. Release of Collateral......................................    88
SECTION 9.13. Patriot Act Notice.........................................    89
SECTION 9.14. Jurisdiction, Etc..........................................    89
SECTION 9.15. Governing Law..............................................    89
SECTION 9.16. Waiver of Jury Trial.......................................    89

                 Adams Respiratory - Revolving Credit Agreement

SCHEDULES
Schedule I       - Commitments and Applicable Lending Offices
Schedule II      - Subsidiary Guarantors
Schedule III       Existing IP Challenges
Schedule 2.01(b)   Letters of Credit
Schedule 4.01(b) - Subsidiaries
Schedule 4.01(d) - Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(o) - Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(p) - Environmental Disclosure
Schedule 4.01(r) - Existing Debt
Schedule 4.01(s) - Surviving Debt
Schedule 4.01(t) - Liens
Schedule 4.01(u) - Intellectual Property
Schedule 5.01(i) - Transactions with Affiliates
Schedule 5.01(k) - Post-Closing Matters

EXHIBITS
Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Assignment and Acceptance
Exhibit D - Form of Security Agreement Supplement
Exhibit E - Form of Subsidiary Guaranty Supplement
Exhibit F - Form of Solvency Certificate
Exhibit G - Form of Opinion of Alston & Bird LLP, counsel to the Loan Parties Exhibit H - Form of Compliance Certificate

                 Adams Respiratory - Revolving Credit Agreement

                        SENIOR REVOLVING CREDIT AGREEMENT

          SENIOR REVOLVING CREDIT AGREEMENT dated as of September 26, 2006 (this "AGREEMENT") among ADAMS RESPIRATORY THERAPEUTICS, INC., a Delaware corporation (the "BORROWER"), the Subsidiary Guarantors (as hereinafter defined), the Initial Lenders (as hereinafter defined), the Issuing Bank (as hereinafter defined), ROYAL BANK OF CANADA ("ROYAL BANK"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT") for the Secured Parties (as hereinafter defined), Royal Bank, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined) (together with the Collateral Agent, collectively, the "AGENTS"), and WACHOVIA BANK, N.A., as Documentation Agent.

                             PRELIMINARY STATEMENTS:

          (1) The Borrower has requested that the Lender Parties (a) lend to the Borrower $50,000,000 under the Revolving Credit Facility provided for in this Agreement and (b) from time to time, lend to the Borrower and issue Letters of Credit for the account of the Borrower pursuant to the Revolving Credit Facility and Swingline Facility provided for in this Agreement and in accordance with the terms of this Agreement. The Lender Parties have indicated their willingness to agree to lend such amounts and provide such Letters of Credit, but only on the terms and conditions of this Agreement, including the granting of security interests in the Collateral pursuant to the Collateral Documents and the making of the guarantees pursuant to Article VIII hereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

          "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lender Parties from time to time.

          "ADVANCE" means a Revolving Credit Advance, a Letter of Credit Advance or a Swingline Advance.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                 Adams Respiratory - Revolving Credit Agreement

          "AGENTS" has the meaning specified in the recital of parties to this Agreement.

          "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination and (ii) such Loan Party or Subsidiary was the sole "Affected Party"; (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "APPLICABLE MARGIN" means (a) with respect to Revolving Credit Facility Advances, for any day with respect to any Eurodollar Advance and any Base Rate Advance, the amount per annum set forth below under the caption "Eurodollar Rate Margin" or "Base Rate Margin", as applicable, (b) with respect to Swingline Facility Advances, the rate per annum set forth below under the caption "Base Rate Margin" and (c) with respect to the Commitment Fee payable under Section 2.08, the amount per annum set forth below under the caption "Commitment Fee Rate", in each case based upon the Leverage Ratio for the most recently-ended four fiscal quarters determined on the last day of the immediately preceding fiscal quarter; provided that, if the Borrower fails to deliver the financial statements required to be delivered pursuant to Sections 5.03(b), (c) and (d) within the times specified therein, the Applicable Margin set forth in category VI below for each applicable rate shall apply to all Revolving Credit Facility Advances, commencing on the initial date of such Default and ending on the third business day following delivery of such financial statements.

                            COMMITMENT   EURODOLLAR RATE
                             FEE RATE         MARGIN       BASE RATE MARGIN
  MAXIMUM LEVERAGE RATIO     PER ANNUM      PER ANNUM          PER ANNUM
  ----------------------    ----------   ---------------   ----------------
I.   < or = 1.00x              0.20%          0.75%               0.0%
II.  > 1.00x < or = 1.50x      0.25%          1.00%               0.0%
III. > 1.50x < or = 2.00x      0.25%          1.25%              0.25%
IV.  > 2.00x < or = 2.50x      0.30%          1.50%              0.50%
V.   > 2.50x < or = 3.00x      0.35%          1.75%              0.75%
VI.  > 3.00x                   0.40%          2.00%              1.00%

                 Adams Respiratory - Revolving Credit Agreement

          The Applicable Margin and Commitment Fee during the period from the Effective Date until the delivery by the Borrower of the quarterly compliance certificate for the first fiscal quarter ending after the Effective Date shall be as set forth above for Level I.

          "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Advance, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Eurodollar Rate or any other interest rate of an Advance is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Advances. A Eurodollar Rate Advance shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          "APPROPRIATE LENDER" means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender, and (c) the Swingline Facility, (i) the Swingline Bank and (ii) if the other Revolving Credit Lenders have made Swingline Advances pursuant to Section 2.02(c) that are outstanding at such time, each such Revolving Credit Lender.

          "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender Party, (b) an Affiliate of a Lender Party or (c) an entity or an Affiliate of an entity that administers or manages a Lender Party.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or the definition of "ELIGIBLE ASSIGNEE"), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent.

          "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                 Adams Respiratory - Revolving Credit Agreement

          (a) the rate of interest established by Royal Bank, from time to time, as its "prime rate" in U. S. Dollars; and

          (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "BORROWER" has the meaning specified in the recital of parties to this Agreement.

          "BORROWER'S ACCOUNT" means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.

          "BORROWING" means a Revolving Credit Borrowing or a Swingline
     Borrowing.

          "BRIDGE LOAN AGREEMENT" means the Loan Agreement, dated as of July 11, 2006, by and between the Borrower and Royal Bank, as Lender.

          "BRIDGE LOAN DOCUMENTS" means the Bridge Loan Agreement, the Security Agreement and any related documents and instruments.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto (excluding normal replacements and maintenance which are properly charged to current operations as operating expenses in accordance with GAAP), that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred to finance any such expenditures (as determined at the time such Debt is incurred). For purposes of this definition, (i) the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with condemnation proceeds or insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such condemnation proceeds or insurance proceeds, as the case may be and (ii) acquisitions of fixed assets, equipment and real property and improvements pursuant to an acquisition permitted by Section 5.02(f)(vii) shall not constitute "Capital Expenditures".

          "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "CARDINAL ACQUISITION" means the acquisition by Adams Respiratory Operations, Inc., a wholly-owned subsidiary of the Borrower, of certain assets of Cardinal Health PTS, LLC pursuant to that certain Asset Purchase agreement dated as of July 27, 2006, between Adams Respiratory Operations, Inc. and Cardinal Health PTS, LLC, as the same may be amended, supplemented or modified from time to time.

                 Adams Respiratory - Revolving Credit Agreement

          "CARRYOVER AMOUNT" has the meaning specified in Section 5.02(o).

          "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the Borrower of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P or (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses
     (a), (b) and (c) of this definition.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any Person or two or more Persons, other than the Excluded Holders, individually or acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Borrower; (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower; (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or (d) the Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of any of its Subsidiaries except as the result of a transaction permitted by the Loan Documents.

          "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

          "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

          "COLLATERAL AGENT'S OFFICE" means, with respect to the Collateral Agent or any successor Collateral Agent, the office of such Agent as such Agent may from time to time specify to the Borrower and the Administrative Agent.

          "COLLATERAL DOCUMENTS" means the Security Agreement, each of the collateral documents, instruments and agreements delivered pursuant to
     Section 5.01(j), and each other

                 Adams Respiratory - Revolving Credit Agreement agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "COMMITMENT" means a Revolving Credit Commitment, a Letter of Credit Fronting Commitment or a Swingline Commitment.

          "CONFIDENTIAL INFORMATION" means non-public information that any Loan Party furnishes to any Agent or any Lender Party, but does not include any such information that is or becomes generally available to the public, other than through a breach by such Agent or Lender Party of Section 9.11, or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

          "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

          "CONTINUING DIRECTORS" means the directors of the Borrower on the Effective Date and each other director if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

          "CONVERSION," "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.09 or 2.10.

          "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued non-debt liabilities not overdue by more than 90 days incurred in the ordinary course of such Person's business, unless the same is subject to a good faith dispute), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
     (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities that secure Debt, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guarantee Obligations and Synthetic Debt of such Person and (j) all indebtedness and other payment obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                 Adams Respiratory - Revolving Credit Agreement

          "DEBT FOR BORROWED MONEY" of any Person means, at any date of determination, the sum of, without duplication, (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date, (b) Debt of the types described in clauses (e) and (f) (including undrawn amounts in respect thereof) of the definition of "Debt" hereunder and (c) all Synthetic Debt of such Person at such date.

          "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

          "DEFAULT INTEREST" has the meaning specified in Section 2.07(b).

          "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) the Swingline Bank pursuant to Section 2.02(c) to purchase a portion of a Swingline Advance made by the Swingline Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to
     Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or any Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or any Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto

                 Adams Respiratory - Revolving Credit Agreement or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "EBITDA" means, for any period, the sum of (a) net income (or net loss), plus (b) the following to the extent deducted in calculating such net income (or net loss): (i) interest expense, (ii) income tax expense,
     (iii) depreciation expense, (iv) amortization expense (including amortization of intangibles, debt discount and organization costs), (v) other non-cash losses, charges or items (excluding any such non-cash item to the extent that it represents an accrual for potential ordinary course cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), (vi) any extraordinary or non-recurring losses or charges, (vii) losses from the sale or other disposition of assets made other than in the ordinary course of business, (viii) losses from discontinued operations, (ix) fees and expenses associated with the early extinguishment of Debt, (x) fees, charges and other expenses incurred in connection with the issuance of Debt (including this Agreement) or Equity Interests or the making of any Investment described in Section 5.02(f), in each case whether or not such transaction is consummated, minus (c) (i) to the extent added in calculating such net income (or net loss), other non-recurring non-cash items (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), in each case as determined for the Borrower and its Subsidiaries on a Consolidated basis and (ii) extraordinary or non-recurring gains.

          For purposes of calculating Consolidated EBITDA for any period pursuant to any determination of the Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio, if during such period the Borrower or one or more of its Subsidiaries shall have made an asset disposition or a permitted acquisition, Consolidated EBITDA for such period shall be calculated after giving effect thereto on a pro forma basis, in accordance with Permitted Pro Forma Adjustments.

          "EFFECTIVE DATE" has the meaning specified in Section 3.01.

          "ELIGIBLE ASSIGNEE" means (a) a Lender Party; (b) an Affiliate of a Lender Party; (c) an Approved Fund; and (d) any other Person (other than an individual) approved by (i) the Administrative Agent, (ii) in the case of an assignment of a Revolving Credit Commitment, the Issuing Bank and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "ENVIRONMENTAL ACTION" means any judicial or administrative action, proceeding, suit, or investigation, or any written demand, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising under Environmental Law with respect to any alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief, in each case arising under Environmental Law.

          "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, including common law ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or

                 Adams Respiratory - Revolving Credit Agreement judicial or legally binding agency interpretation, policy or guidance relating to pollution or protection of the environment, of worker health and safety or of natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or residual profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or residual profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or residual profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or residual profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "ESCROW BANK" has the meaning specified in Section 2.15(c).

          "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 Adams Respiratory - Revolving Credit Agreement

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the Reuters LIBOR 01 page, or if such page is not available, the page of the Telerate Screen (currently being page 3750), which displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London, England time) on the date that is two Business Days prior to the commencement of such Interest Period, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such pages or services or if such pages or services shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London, England time) on the date that is two Business Days prior to the commencement of such Interest Period, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in U.S. Dollars of amounts in same day funds comparable to the principal amount of the applicable Advance for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on that is two Business Days prior to the commencement of such Interest Period, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

          "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

          "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

          "EXCESS AMOUNT" has the meaning specified in Section 5.02(o).

          "EXCLUDED HOLDERS" means, collectively, (i) Equity Group Investments and affiliated funds controlled by Equity Group Investment, (ii) Perseus-Soros BioPharmaceutical Fund, LP and (iii) Tullis-Dickerson and Co., Inc. and the affiliated funds controlled by Tullis-Dickerson and Co., Inc., who collectively hold in excess of 18.24% Equity Interests in the Borrower and its Subsidiaries as of September 22, 2006.

          "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date.

          "EXISTING LETTERS OF CREDIT" means the outstanding letters of credit issued pursuant to the Bridge Loan Agreement.

                 Adams Respiratory - Revolving Credit Agreement

          "FACILITY" means the Revolving Credit Facility, the Letter of Credit Facility or the Swingline Facility.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means the fee letter dated June 6, 2006 between the Borrower and Royal Bank.

          "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on June 30 in any calendar year.

          "FIXED CHARGE COVERAGE RATIO" means, for any Measurement Period, the ratio of (a)(i) EBITDA to (b) the sum of (i) Interest Expense (but excluding any fees and expenses associated with the early extinguishment of
     Debt), plus (ii) scheduled principal payments on all Debt for Borrowed Money paid in cash, including without limitation under this Agreement (but excluding, for purposes of the Fiscal Year ending December 31, 2011, the obligation to repay all Advances on the Termination Date), plus (iii) taxes on income paid in cash, plus (iv) Restricted Payments made in cash by the Borrower during such period, plus (v) the amount of Capital Expenditures that are not financed through the incurrence of non-revolving long-term debt permitted by this Agreement, in each case as determined for the Borrower and its Subsidiaries on a Consolidated basis.

          "FOREIGN SUBSIDIARY" means (a) a Subsidiary that is a controlled foreign corporation under Section 957 of the Internal Revenue Code or (b) any Subsidiary organized under the laws of a jurisdiction outside of the United States, to the extent the pledge of the Equity Interests or assets of, or guarantee by, such Subsidiary, in each case in support of the Obligations, would result in adverse tax consequences to the Loan Parties.

          "FUND" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" has the meaning specified in Section 1.03.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

          "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

                 Adams Respiratory - Revolving Credit Agreement

          "GRANTING LENDER" has the meaning specified in Section 9.07(k).

          "GUARANTEE OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "GUARANTEED OBLIGATIONS" has the meaning specified in Section 8.01.

          "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, toxic mold and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or a contaminant under any Environmental Law.

          "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

          "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

          "INCREASED AMOUNT DATE" has the meaning specified in Section 2.17.

          "INCREASED COMMITMENTS" has the meaning assigned to such term in
     Section 2.17.

          "INCREASED REVOLVING CREDIT FACILITY" has the meaning assigned to such term in Section 2.17.

          "INCREASING REVOLVING CREDIT LENDER" has the meaning assigned to such term in Section 2.17.

          "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

                 Adams Respiratory - Revolving Credit Agreement

          "INFORMATION MEMORANDUM" means the information memorandum dated July 2006, used by the Lead Arranger in connection with the syndication of the Commitments.

          "INITIAL EXTENSION OF CREDIT" means the initial Borrowing and/or the issuance of a Letter of Credit hereunder.

          "INITIAL ISSUING BANK" means, collectively, each of the banks listed on the signature pages hereof as the Initial Issuing Bank.

          "INITIAL LENDER PARTIES" means any Initial Issuing Bank, the Initial Swingline Bank and the Initial Lenders.

          "INITIAL LENDERS" means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.

          "INITIAL SWINGLINE BANK" means the bank listed on the signature pages hereof as the Initial Swingline Bank.

          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "INTEREST EXPENSE" means, for any period, interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, as determined in accordance with GAAP.

          "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under the Revolving Credit Facility that ends after any principal repayment installment date for the Revolving Credit Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for the Revolving Credit Facility shall be at least equal to the aggregate principal amount of Advances under the Revolving Credit Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar

                 Adams Respiratory - Revolving Credit Agreement month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "INVESTMENT" in any Person means any loan or advance to such Person (other than accounts receivable in the ordinary course of business not overdue by more than 120 days), any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction). For purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends, and cash distributions thereon (but shall in no event be less than zero).

          "ISSUING BANK" means each Initial Issuing Bank or any Eligible Assignee thereof to which any Letter of Credit Fronting Commitment hereunder has been assigned pursuant to the terms and conditions of Section
     9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "L/C DISBURSEMENT" means a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

          "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(c)(ii)(A).

          "LEAD ARRANGER" means RBC Capital Markets* as Lead Arranger under this Agreement.

          "LENDER PARTY" means any Lender, any Issuing Bank or any Swingline
     Bank.

          "LENDERS" means the Initial Lenders, the Swingline Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement, and any new Revolving Credit Lender that becomes a Lender pursuant to Section 2.17.

          "LETTERS OF CREDIT" has the meaning specified in Section 2.01(b).

----------
* RBC Capital Markets is a brand name for the capital market activities of Royal Bank of Canada.

                 Adams Respiratory - Revolving Credit Agreement

          "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

          "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

          "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Fronting Commitment at such time, as such amount may be reduced at or prior to such time pursuant to
     Section 2.05.

          "LETTER OF CREDIT FRONTING COMMITMENT" means, with respect to any Issuing Bank, the amount set forth opposite such Issuing Bank's name on
     Schedule I hereto under the caption "Letter of Credit Fronting Commitment" or, if an Issuing Bank has entered into an Assignment and Acceptance, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment" as such amount may be reduced at or prior to such time pursuant to Section 2.05. The total aggregate amount of the Letter of Credit Fronting Commitment is $30,000,000.

          "LEVERAGE RATIO" means, at any date of determination, the ratio of (a) Debt for Borrowed Money as of the last day of such Measurement Period to
     (b) EBITDA for such Measurement Period, in each case as determined for the Borrower and its Subsidiaries on a Consolidated basis.

          "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Subsidiary Guaranty, (i) this Agreement, (ii) the Notes, (iii) the Subsidiary Guaranty, (iv) the Collateral Documents, (v) the Fee Letter and
     (vi) each Letter of Credit Agreement, in each case as amended, and (b) for purposes of the Collateral Documents, (i) this Agreement, (ii) the Notes,
     (iii) the Subsidiary Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement and (vii) each Secured Hedge Agreement, in each case as amended.

          "LOAN PARTIES" means the Borrower and the Subsidiary Guarantors.

          "MARGIN STOCK" has the meaning specified in Regulation U.

          "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole; provided, however, that, in any event, the following shall not be deemed to be or to have caused a Material Adverse Change: (x) the arising or existence of any private label competitor, (y) the existence of challenges to the Borrower's patents previously disclosed by the Borrower to the Administrative Agent prior to the Effective Date and as set forth in
     Schedule III, or the commencement of any similar challenge arising after the Effective Date hereto and identified in writing to the Administrative Agent and (z) any adverse determination of any patent challenge that is subject to appeal and that does not operate as a or otherwise provide injunctive relief against the manufacture of the Borrower's products.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or

                 Adams Respiratory - Revolving Credit Agreement the Lender Parties under this Agreement or any other Loan Document or (c) the ability of the Borrower to perform its obligations under this Agreement and each other Loan Document; provided, however, that, in any event, the following shall not be deemed to be or to have caused a Material Adverse
     Effect: (x) the arising or existence of any private label competitor, (y) the existence of challenges to the Borrower's patents previously disclosed by the Borrower to the Administrative Agent prior to the Effective Date and as set forth in Schedule III, or the commencement of any similar challenge arising after the Effective Date hereto and identified in writing to the Administrative Agent and (z) any adverse determination of any patent challenge that is subject to appeal and that does not operate as a or otherwise provide injunctive relief against the manufacture of the Borrower's products.

          "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

          "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset of the Borrower or any of its Subsidiaries made pursuant to clauses (v) or (xii) of Section 5.02(e) or to the extent not otherwise permitted under this Agreement, the excess, if any, of (i) the sum of cash and Cash Equivalents actually received in connection with such sale, lease, transfer or other disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (ii) the sum of (A) the principal amount of any Debt (other than Debt under the Loan Documents) that is secured by such asset and any related premiums, fees, expenses and other amounts due thereunder and that are required to be repaid in connection with such sale, lease, transfer or other disposition thereof, (B) the reasonable out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Borrower or its Subsidiaries, (C) federal, state, provincial, foreign and local taxes reasonably estimated by the Borrower to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized (including any taxes paid or payable as a result of the repatriation of the proceeds of such sale, lease, transfer or other disposition) in connection therewith, and (D) a reasonable reserve for any purchase price adjustment or any indemnification payments (fixed and contingent) attributable to the seller's obligations to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such sale, lease, transfer or other disposition; provided, however, that
     (i) Net Cash Proceeds shall not include any such amounts to the extent such amounts are reinvested in the business of the Borrower and its Subsidiaries within 270 days after the date of receipt thereof and (ii) so long as no Default or Event of Default shall have occurred and is continuing, no proceeds shall constitute Net Proceeds until the aggregate amount of all such proceeds shall exceed $10,000,000.

                 Adams Respiratory - Revolving Credit Agreement

     "NON-CONSENTING LENDER" means, in the event that the Required Lenders have agreed to any consent, waiver or amendment pursuant to Section 9.01 that requires the consent of one or more Lenders in addition to the Required Lenders, any Lender who is entitled to agree to such consent, waiver or amendment but who does not so agree.

     "NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swingline Advances made by such Lender.

     "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

     "NOTICE OF SWINGLINE BORROWING" has the meaning specified in Section
2.02(c).

     "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

     "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(b).

     "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(b).

     "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by (other than by unconditional discharge) any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts to the extent payable by such Loan Party pursuant to the terms of any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole reasonable discretion, may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents.

     "OTHER TAXES" has the meaning specified in Section 2.12(b).

     "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. 107-56, signed into law October 26, 2001.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "PERMITTED ACQUISITION" means an Acquisition permitted under Section 5.02(f)(vii).

     "PERMITTED CONVERTIBLE NOTES" means notes permitted to be issued by the Borrower in an amount not to exceed $250,000,000 that are convertible into Equity Interests of the Borrower, so long as (i) no material terms applicable to such notes (including covenants and events of default) are materially more restrictive (taken as a whole) to the Borrower than the terms that are applicable to the Borrower under the Loan Documents, (ii) such notes are unsecured and are subordinated in right of payment to the prior payment of all obligations of the Loan Parties under the Loan Documents, (iii) such notes mature on a date not earlier than fourteen business days

                 Adams Respiratory - Revolving Credit Agreement after the Termination Date, and do not include any amortization payments prior to such date, (iv) such notes accrue interest at a rate determined in good faith by the board of directors of the Borrower to be a market rate of interest for such notes at the time of issuance thereof, (v) such notes are subject to customary payment blockage requirements (where appropriate and with reference to the markets from and in which such notes are being issued or placed), (vi) the providers of such notes shall have, to the extent reasonably requested by the Administrative Agent, entered into a subordination agreement with the Administrative Agent in form and substance acceptable to the Administrative Agent, acting reasonably (or that have self-executing subordination provisions that are customary for convertible debt instruments in the U.S. 144A and/or public debt markets), and (vii) such notes otherwise have terms that are customary for convertible debt instruments in the U.S. 144A and/or public debt markets.

          "PERMITTED ENCUMBRANCES" means licenses, leases and subleases of real property granted to others in the ordinary course of business that do not materially and adversely affect the use of the property encumbered thereby for its intended purposes.

          "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (in each case, that is not being contested in good faith and by proper proceedings or, pursuant to this Agreement, is not required to be contested, and such enforcement, collection, execution, levy or foreclosure proceeding could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect): (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', warehousemen's, carriers', processors', landlords', maritime, workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (A)(i) are not overdue for a period of more than 90 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate or (B) are being contested in good faith and by proper proceedings, as to which appropriate reserves are being maintained; (c) Liens incurred or pledges or deposits in the ordinary course of business to secure obligations under workers' compensation laws, unemployment insurance, social security or similar legislation or to secure public or statutory obligations or the performance of bids, lenders, or fee and expense arrangements with trustees and fiscal agents; (d) Liens securing judgments (or the payment of money not constituting a Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgment Liens); (e) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (f) customary rights of setoff imposed by law, revocation, refund or chargeback in favor of banks or other depositary institutions incurred in the ordinary course in amounts on deposit in deposit accounts maintained with such bank or depositary; (g) Liens securing surety, indemnity, performance, appeal and release bonds incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (h) Liens arising by operation of law in the ordinary course of business on insurance policies and proceeds thereof to secure premiums thereunder, (i) judgment Liens in existence for less than 60 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to customary deductibles) by insurance maintained with reputable insurance companies and which do not otherwise result in an Event of Default under Sections 6.01(g) or (h) and (j) Permitted Encumbrances.

          "PERMITTED PRO FORMA ADJUSTMENTS" means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, EBITDA for such period adjusted for any

                 Adams Respiratory - Revolving Credit Agreement

     Permitted Acquisitions or dispositions as required or permitted by Regulation S-X or otherwise reasonably acceptable to the Administrative Agent.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

          "PLEDGED DEBT" has the meaning specified in the Security Agreement.

          "PLEDGED EQUITY" has the meaning specified in the Security Agreement.

          "POST-PETITION INTEREST" has the meaning specified in Section 8.06.

          "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "PRODUCT ACQUISITION" means the acquisition on June 12, 2006, by the Borrower, pursuant to the Product Purchase Agreement, dated May 24, 2006, among the Borrower, Adams Respiratory Operations Sub, Inc., a wholly-owned subsidiary of the Borrower and UCB Manufacturing, Inc., of certain rights and assets related to the manufacture and sale of the Delsym brand over-the-counter cough and cold product from UCB Manufacturing, Inc.

          "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section
     2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

          "REDEEMABLE" means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "REFINANCING DEBT" means, without duplication, Debt that refunds, refinances, extends or all of the proceeds from which are used to repay (in whole or in part) any Debt permitted hereunder, but only to the extent that
     (a) such Refinancing Debt is subordinated to the Debt hereunder at least to the same extent as the Debt being refunded, refinanced or extended, if at all; (b) the principal amount of such Refinancing Debt has a weighted average life to maturity not less than the weighted average life to maturity of the Debt being refunded, refinanced or extended and is scheduled to mature no earlier than the Debt being refunded, refinanced or extended; (c) such Refinancing Debt is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of the Debt being refunded, refinanced or extended and the amount of any premium reasonably necessary to accomplish such refinancing, (y) the amount of accrued and unpaid interest, if any, and premiums

                 Adams Respiratory - Revolving Credit Agreement owed, if any, not in excess of pre-existing prepayment provisions on such Debt being refunded, refinanced or extended, and (z) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Debt; and (d) such Refinancing Debt is incurred by the same Person that initially incurred the Debt being refunded, refinanced or extended.

          "REGISTER" has the meaning specified in Section 9.07(d).

          "REGULATION S-X" means Regulation S-X promulgated under the Securities Act of 1933, as amended.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REQUIRED LENDERS" means, at any time, Lenders owed or holding greater than 50% in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swingline Advances owing to the Swingline Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

          "RESPONSIBLE OFFICER" means the chief executive officer, chief financial officer, president of a Loan Party and the general counsel of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          "RESTRICTED PAYMENT" has the meaning specified in Section 5.02(h).

          "REVOLVING CREDIT ADVANCE" has the meaning specified in Section
     2.01(a).

          "REVOLVING CREDIT BORROWING" means a Borrowing comprised of Revolving Credit Facility Loans.

          "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
     Section 9.07(d) as such Lender's "Revolving Credit Commitment," as such amount may, at or prior to such time, be reduced or increased pursuant to
     Section 2.05 or Section 2.17, respectively.

          "REVOLVING CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time

                  Adams Respiratory - Revolving Credit Agreement and (b) $50,000,000, as such amount may, at or prior to such time, be reduced or increased pursuant to Section 2.05 or Section 2.17, respectively.

          "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment (including New Revolving Credit Lenders).

          "REVOLVING CREDIT FACILITY LOAN" means a loan made by a Revolving Credit Lender pursuant to section 2.01(a) or a New Revolving Credit Lender pursuant to Section 2.17(a). Each Revolving Credit Facility Loan shall be a Eurodollar Loan or a Base Rate Loan.

          "ROYAL BANK" has the meaning specified in the recital of parties to this Agreement.

          "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, Inc.

          "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

          "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

          "SECURED PARTIES" means the Agents, the Lender Parties, and the Hedge Banks.

          "SECURITY AGREEMENT" means the Security Agreement dated as of July 11, 2006 from the Borrower and the Subsidiary Guarantors to Royal Bank, as Collateral Agent, as the same may be amended, modified and supplemented from time to time.

          "SENIOR SECURED LEVERAGE RATIO" means, at any date of determination, the ratio of (a) senior secured Debt for Borrowed Money as of the last day of such Measurement Period to (b) EBITDA for such Measurement Period, in each case as determined for the Borrower and its Subsidiaries on a Consolidated basis.

          "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability as determined in good faith by such Person.

          "SPC" has the meaning specified in Section 9.07(k).

                  Adams Respiratory - Revolving Credit Agreement

          "SUBORDINATED OBLIGATIONS" has the meaning specified in Section 8.06.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such corporation, partnership, joint venture, limited liability company, trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "SUBSIDIARY GUARANTORS" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

          "SUBSIDIARY GUARANTY" means the guaranty of the Subsidiary Guarantors set forth in Article VIII, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.

          "SUBSIDIARY GUARANTY SUPPLEMENT" has the meaning specified in Section 8.05.

          "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in Section 7.01(c).

          "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Initial Extension of Credit.

          "SWINGLINE ADVANCE" means an advance made by the Swingline Bank pursuant to Section 2.01(c) or Section 2.02(c).

          "SWINGLINE BANK" means the Initial Swingline Bank and any Eligible Assignee to which the Swingline Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swingline Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swingline Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Swingline Bank or Eligible Assignee, as the case may be, shall have a Swingline Commitment.

          "SWINGLINE BORROWING" means a borrowing consisting of a Swingline Advance made by the Swingline Bank pursuant to Section 2.01(c) or Section 2.02(c).

          "SWINGLINE COMMITMENT" means, with respect to the Swingline Bank at any time, the amount set forth opposite the Swingline Bank's name on
     Schedule I hereto under the caption "Swingline Commitment" or, if the Swingline Bank has entered into one or more Assignment and Acceptances, set forth for such Swingline Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Swingline Bank's "Swingline Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  Adams Respiratory - Revolving Credit Agreement

          "SWINGLINE FACILITY" means, at any time, an amount equal to the lesser of (a) the amount of the Swingline Bank's Swingline Commitment at such time and (b) $10,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "SYNTHETIC DEBT" means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of "Debt" or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

          "TAXES" has the meaning specified in Section 2.12(a).

          "TERMINATION DATE" means the earlier to occur of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Fronting Commitments and the Swingline Commitments pursuant to Sections 2.05 or 6.01 and (b) the date that is five years from the Effective date.

          "THRESHOLD AMOUNT" has the meaning specified in Section
     5.02(f)(vii)(A).

          "TRANSACTION" means the consummation and delivery by the Borrower of this Agreement and the other Loan Documents, and the transactions contemplated thereby.

          "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "UNMATURED SURVIVING OBLIGATIONS" means Obligations under this Agreement and the other Loan Documents that by their terms survive the termination of this Agreement or the other Loan Documents but are not, as of the date of determination, due and payable and for which no outstanding claim has been made.

          "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, all Swingline Advances and all Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) without duplication, such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swingline Advances made by the Swingline Bank pursuant to Section 2.01(c) and outstanding at such time.

          "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  Adams Respiratory - Revolving Credit Agreement

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

               SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America in effect on the date of determination thereof ("GAAP"); provided, however, that, in the event of any change in GAAP from those applied in the preparation of the financial statements referred to in Section 4.01(g) that would affect the computation of any financial covenant, ratio, accounting definition or requirement set forth in this Agreement or any other Loan Document, if the Borrower or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such financial covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended as provided in the preceding proviso, (a) such ratio or requirement shall continue to be computed in accordance with GAAP without regard to such change therein, and (b) the Loan Parties shall furnish to the Agents and the Lender Parties financial statements required under this Agreement on the first delivery thereof after the effectiveness of such change and one time only, setting forth a reconciliation between calculations of such financial covenant or requirement made before and after giving effect to such change in GAAP.

               SECTION 1.04. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and IX) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by the Administrative Agent in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

               SECTION 1.05. Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, with respect to any pro forma calculation of the Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio required hereunder, each such calculation shall be made on a pro forma basis as if any permitted acquisition, disposition, incurrence of Debt or any other event necessitating such calculation occurred on the first day of the applicable reporting period (unless otherwise expressly specified herein) and, in the case of any permitted acquisition or disposition, taking into account any Permitted Pro Forma Adjustments.

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

               SECTION 2.01. The Advances and the Letters of Credit. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business

                  Adams Respiratory - Revolving Credit Agreement

Day from and after the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of (i) in the case of any such Borrowing comprised of Eurodollar Rate Advances, $2,000,000 or an integral multiple of $500,000 in excess thereof and (ii) in the case of any such Borrowing comprised of Base Rate Advances, $1,000,000 or an integral multiple of $250,000 in excess thereof (other than, in either case, a Borrowing the proceeds of which shall be used solely to repay or prepay outstanding Swingline Advances or Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to
Section 2.06(a) and reborrow under this Section 2.01(a)).

          (b) (i) The Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) standby letters of credit (the "LETTERS OF CREDIT") in U.S. Dollars for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by an Issuing Bank not to exceed at any time the Letter of Credit Facility at such time and each Issuing Bank's Letter of Credit Fronting Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of the date that is twelve months following the date of issuance thereof and the Termination Date, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Banks and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III, unless the Issuing Banks have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "NOTICE OF TERMINATION"); provided that the terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than 30 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its reasonable discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).

          (ii) On and after the Effective Date, any issued and outstanding Letter of Credit issued pursuant to the Bridge Loan Agreement (and as set forth in Schedule 2.01(b)) shall be deemed for all purposes to be a Letter of Credit issued under Section 2.01(b) of this Agreement.

                  Adams Respiratory - Revolving Credit Agreement

          (c) The Swingline Advances. The Swingline Bank agrees on the terms and conditions hereinafter set forth, to make Swingline Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the Swingline Bank's Swingline Commitment at such time. No Swingline Advance shall be used for the purpose of funding the payment of principal of any other Swingline Advance. Each Swingline Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swingline Facility, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06 and reborrow under this Section 2.01(c). Immediately upon the making of a Swingline Advance, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Bank a risk participation in such Swingline Advance in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swingline Advance; provided that the aggregate outstanding Revolving Credit Advances made by each Lender together with its Pro Rata Share of such Swingline Advance shall not exceed its Revolving Credit Commitment.

               SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier. Each such notice by the Borrower of a Borrowing (a "NOTICE OF BORROWING") may be by either telephone (confirmed promptly in writing) or telecopier, in substantially the form of Exhibit B hereto, in each case specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that the Administrative Agent shall first apply such funds to prepay ratably the aggregate principal amount of any Letter of Credit Advances outstanding at such time, together with interest accrued and unpaid thereon to and as of such date. Notwithstanding anything to the contrary set forth herein, the initial Borrowing shall consist of Base Rate Advances.

          (b) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances having an Interest Period of more than one month for the initial Borrowing hereunder and for the first 30 days following the Effective Date (or such earlier date as shall be specified in its sole reasonable discretion by the Administrative Agent in a written notice to the Borrower and the Lenders) or for any Borrowing if the aggregate amount of such Borrowing is less than $2,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Revolving Credit Advances may not be outstanding as part of more than ten separate Borrowings.

          (c) (i) Each Swingline Borrowing shall be made on notice, given not later than 1:00 p.m. (New York City time) on the date of the proposed Swingline Borrowing, by the Borrower to the Swingline Bank and the Administrative Agent. Each such notice of a Swingline Borrowing (a "NOTICE OF SWINGLINE BORROWING") shall be by telephone, confirmed promptly in writing, or by telecopier or

                  Adams Respiratory - Revolving Credit Agreement electronic communication, specifying therein the requested (A) date of such Borrowing, (B) amount of such Borrowing and (C) maturity of such Borrowing (which maturity shall be no later than the fifth Business Day after the requested date of such Borrowing). The Swingline Bank will make the amount of the requested Swingline Advances available to the Borrower in same day funds by crediting the Borrower's Account upon fulfillment of the applicable conditions set forth in Article III.

          (ii) The Swingline Bank may, at any time in its sole and absolute discretion, request on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swingline Bank to so request on its behalf) that each Revolving Credit Lender make a Base Rate Advance in an amount equal to such Lender's Pro Rata Share of the amount of Swingline Advances then outstanding. Such request shall be deemed to be a Notice of Borrowing for purposes hereof and shall be made in accordance with the provisions of Section 2.02(a) without regard solely to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in Section 3.02. The Swingline Bank shall furnish the Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swingline Bank, by deposit to the Administrative Agent's Account, in same date funds, not later than 11:00 A.M. on the day specified in such Notice of Borrowing.

          (iii) If for any reason any Swingline Advance cannot be refinanced by a Revolving Credit Borrowing as contemplated by Section 2.02(c)(ii), the request for Base Rate Advances submitted by the Swingline Bank as set forth in Section 2.02(c)(ii) shall be deemed to be a request by the Swingline Bank that each of the Revolving Credit Lenders fund its risk participation in the relevant Swingline Advance and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swingline Bank pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of such participation.

          (iv) If and to the extent that any Revolving Credit Lender shall not have made the amount of its Pro Rata Share of such Swingline Advance available to the Administrative Agent in accordance with the provisions of Section 2.02(c)(ii), such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith for the account of the Swingline Bank on demand such amount together with interest thereon, for each day from the date of the applicable Notice of Borrowing delivered by the Swingline Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

          (v) Each Revolving Credit Lender's obligation to make Revolving Credit Advances or to purchase and fund risk participations in Swingline Advance pursuant to this Section 2.02(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence of continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Advances pursuant to Section 2.02(c) is subject to satisfaction of the conditions set forth in Section 3.02. No funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Advances, together with interest as provided herein.

          (d) Each Notice of Borrowing and each Swingline Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated

                  Adams Respiratory - Revolving Credit Agreement profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

               SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") may be by either telephone (confirmed promptly in writing) or telecopier, in each case specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its reasonable discretion and (y) it has not received notice of objection to such issuance from the Required Lenders (a copy of which shall be provided to the Borrower), the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Letter of Credit Reports. If the Issuing Bank is not also the Administrative Agent, the Issuing Bank shall furnish to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by the Issuing Bank.

                  Adams Respiratory - Revolving Credit Agreement

          (c) Participations in Letters of Credit. Upon the issuance of a Letter of Credit by the Issuing Bank under Section 2.03(a), the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay, upon one Business Day following the issuance of written notice by the Issuing Bank, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.04(c) by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(c) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Credit Lender shall not have so made its Pro Rata Share of the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.04(c) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent its Pro Rata Share of the amount of such L/C Disbursement, plus any applicable interest, for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft.

          (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

               SECTION 2.04. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

          (b) Swingline Advances. The Borrower shall repay to the Swingline Bank and each other Revolving Credit Lender that has purchased from the Swingline Bank a risk participation in any Swingline Advance the outstanding principal amount of each Swingline Advance made or purchased by each of them on the earlier of the maturity date specified in the applicable Notice of Swingline Borrowing (which maturity shall be no later than the tenth Business Day after the requested date of such Borrowing) and the Termination Date.

                  Adams Respiratory - Revolving Credit Agreement

          (c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of one Business Day following demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

          (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

          (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor except for payment in full under this Agreement, any such Letter of Credit Agreement or any other such agreement or instrument, as applicable.

               SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, without premium or penalty, upon at least one Business Day notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to

                  Adams Respiratory - Revolving Credit Agreement the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swingline Facility, the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $500,000 or an integral multiple of $250,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments.

          (b) Mandatory. The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility

               SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall prepay the outstanding aggregate principal amount of all Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $250,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

          (b) Mandatory. (i) The Borrower shall, not later than five Business Days following the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries prepay an aggregate principal amount of the Advances comprising part of the same Borrowings or, to the extent that no Advances are outstanding (but Letters of Credit have been issued and are outstanding), deposit an amount in the Collateral Account in an amount equal to the amount of such Net Cash Proceeds.

          (ii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Swingline Advances and Letter of Credit Advances in an amount equal to the amount by which (A) the sum of the aggregate principal amount of
(x) the Revolving Credit Advances, (y) the Swingline Advances and (z) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility, in each case on such Business Day.

          (iii) Prepayments of the Revolving Credit Facility made pursuant to clause (i) or (ii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swingline Advances then outstanding until such Advances are paid in full and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

          (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the Collateral Account an amount sufficient to cause the aggregate amount on deposit in the Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day; provided that all such amounts shall be released to the Borrower promptly upon the request of the Borrower after such condition ceases to exist.

          (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c). If any payment of Eurodollar Rate Advances otherwise required to be made

                  Adams Respiratory - Revolving Credit Agreement under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, and so long as no Default or Event of Default exists and is continuing, the Borrowers may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

               SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period that is three months, or an integral multiple thereof, after the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default the Borrower shall pay interest ("DEFAULT INTEREST") on
(i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(i) or (ii) of Section 2.07(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and, in all other cases, on Base Rate Advances under the Revolving Credit Facility pursuant to clause (i) of Section 2.07(a).

          (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period," the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period, if any, and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(a)(ii) above.

               SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee on the Unused Revolving Credit Commitment, from the Effective Date in the case of each such Initial Lender and from

                  Adams Respiratory - Revolving Credit Agreement the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other such Lender until the Termination Date, payable in arrears quarterly on the last Business Day of each March, June, September and December and on the Termination Date, at the applicable rate per annum set forth in the definition of Applicable Margin; provided, however, that any commitment fee accrued with respect to the Unused Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Unused Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. For purposes of this
Section 2.08(a), Swingline Advances shall not be deemed to be a utilization of any Lender's Commitment for purposes of calculating the Commitment Fee.

          (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility.

          (ii) The Borrower shall pay to each Issuing Bank, for its own account, in arrears quarterly, on the last Business Day of each March, June, September and December a fronting fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 1/4 of 1% of the Available Amount of such Letter of Credit (but in any event, not less than $500) on the date of issuance of such Letter of Credit and such other customary fees and commissions as usually charged for the maintenance, amendment and other administrative tasks relating to such Letters of Credit.

          (c) Administrative Agents' Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed in writing between the Borrower and the Administrative Agent.

               SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances at the end of the Interest Period thereof.

                  Adams Respiratory - Revolving Credit Agreement

          (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Eurodollar Advance having an Interest Period of one month.

          (iii) Upon the occurrence and during the continuance of any Event of Default, upon the request of the Required Lenders, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

               SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), after the Closing Date, or, with respect to any Lender after the date such Lender becomes a party to this Agreement, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, within 10 days after written demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error

          (b) If, after the Closing Date, or, with respect to any Lender after the date such Lender becomes a party to this Agreement, due to either (i) the introduction of any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) there shall be any increase in the amount of capital required or expected to be maintained by such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  Adams Respiratory - Revolving Credit Agreement

          (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 66% of the then aggregate unpaid principal amount thereof shall notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          (e) In the event that any Lender Party demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or asserts, pursuant to Section 2.10(d), that it is unlawful for such Lender Party to make Eurodollar Rate Advances or becomes a Defaulting Lender then (subject to such Lender Party's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 20 days' prior written notice to such Lender Party and the Administrative Agent, elect to cause such Lender Party to assign its Advances and Commitments in full to one or more Persons selected by the Borrower so long as (a) each such Person satisfies the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Lender Party receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender Party as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.10, 2.12 and 9.04) and (c) each such Lender Party assignee agrees to accept such assignment and to assume all obligations of such Lender Party hereunder in accordance with Section 9.07.

               SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender Party, to such Lender Parties for the account of their respective

                  Adams Respiratory - Revolving Credit Agreement

Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or under the other Loan Documents to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

          (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

                  Adams Respiratory - Revolving Credit Agreement

          (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

          (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank (solely in its capacity as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank;

          (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections
     9.04 hereof, Section 18 of the Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

          (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections
     2.10 and 2.12 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and Lender Parties on such date;

          (v) fifth, to the payment of all of the fees that are due and payable to the Appropriate Lenders under Section 2.08(a) on such date, ratably based upon the respective undrawn aggregate Commitments of such Lenders under the Facilities on such date;

          (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Agents and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Agents and the Lender Parties on such date;

          (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Lender Parties on such date;

          (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

          (ix) ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agents and the other Secured Parties on such date.

If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the

                  Adams Respiratory - Revolving Credit Agreement

Lender Parties in accordance with such Lender Party's Pro Rata Share of the sum of (A) the aggregate principal amount of all Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender Party, as the Administrative Agent shall direct.

               SECTION 2.12. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the other Loan Documents being hereinafter referred to as "TAXES"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration or recordation of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

          (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 2.12, the terms

                  Adams Respiratory - Revolving Credit Agreement

"UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

          (e) Each Lender Party shall provide (i) on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, to the Administrative Agent and the Borrower, and (ii) from time to time thereafter as reasonably requested in writing by any Loan Party or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), to each of the Administrative Agent and such Loan Party, two original Internal Revenue Service Forms W-9, W-8BEN, W-8IMY or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying (except in the case of a Form W-9) that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the other Loan Documents. A Lender Party claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code shall at such times provide written certification that
(i) it will not receive payments pursuant to this Agreement or the other Loan Documents in a capacity as a bank on an extension of credit made by it pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii), it is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Loan party and (iii) it is not a controlled foreign corporation related to any Loan Party (within the meaning of Section 864(d)(4) of the Internal Revenue Code). If the forms and certifications provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes with respect to such Lender Party unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes with respect to such Lender Party for periods governed by such forms, and in such case, notwithstanding any such exclusion of such withholding taxes from Taxes and from the benefits of subsections (a) and (c) of this Section 2.12, the relevant Loan Party shall nevertheless remain obligated to make all deductions and pay the full amount of any such withholding taxes to the relevant taxing authority or any other authority in accordance with applicable law and to provide evidence of the payment thereof in accordance with subsection (d) of this Section 2.12. With respect to any assignee Lender Party, if, at the date on which such assignee Lender Party becomes a party to this Agreement, the related assignor Lender Party was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax, then, to such extent such assignee Lender Party shall also be entitled to such payments after delivery of the forms required under this subsection (e), but only to the extent such assignee Lender Party is subject to United States withholding tax; provided, that such assignee Lender Party will remain entitled to payments related to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes.

          (f) If any form or document referred to in this subsection (e) above requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Forms W-9, W-8BEN, W-8IMY or W-8ECI or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (g) For any period with respect to which a Lender Party has failed to provide the Administrative Agent or the relevant Loan Party with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise

                  Adams Respiratory - Revolving Credit Agreement is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

               SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

               SECTION 2.14. Use of Proceeds. The proceeds of (a) Advances shall be utilized solely (i) to refinance existing indebtedness, (ii) to finance the Borrower's and its Subsidiaries' working capital requirements and (iii) for other general corporate purposes, including acquisitions permitted under Section 5.02(f)(vii).

               SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower, and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Event of Default shall occur or be continuing at such time and to the fullest extent permitted

                  Adams Respiratory - Revolving Credit Agreement by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

          (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

          (ii) second, to the Issuing Bank for any Defaulted Amounts then owing to it, in its capacity as such; and

          (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

                  Adams Respiratory - Revolving Credit Agreement

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the "ESCROW BANK") selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

          (ii) second, to the Issuing Bank for any amounts then due and payable to it hereunder, in its capacity as such, by such Defaulting Lender;

          (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

          (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with

                  Adams Respiratory - Revolving Credit Agreement respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

               SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b) The Register maintained by the Administrative Agent pursuant to
Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and
(iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

               SECTION 2.17. Increase in Revolving Credit Facility. (a) Increased Commitments. At any time following the completion of the syndication of the Facilities (as reasonably determined by the Administrative Agent), the Borrower may by written notice to the Administrative Agent elect to request an increase to the existing Revolving Credit Commitments (any such increase, the "INCREASED COMMITMENTS"), by an amount not in excess of $100,000,000 in the aggregate or a lesser amount in integral multiples of $10,000,000 (any such incremental facility the "INCREASED REVOLVING CREDIT FACILITY"). Each notice shall (A) specify the date (an "INCREASED AMOUNT DATE") on which the Borrower proposes that the Increased Commitments be made available, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to the Administrative Agent, and (B) offer each Revolving Credit Lender the right to increase its Revolving Credit Commitment on a pro rata basis. The Borrower shall notify the Administrative Agent in writing of the identity of each Revolving Credit Lender or other financial institution reasonably acceptable to the Administrative Agent (each, an "INCREASING REVOLVING CREDIT LENDER") to whom the Increased Commitments have been allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Increased Commitments may elect or decline, in its sole discretion, to provide an Increased Commitment; provided further that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Increased Commitments and Loans and (2) if the Administrative Agent shall

                  Adams Respiratory - Revolving Credit Agreement so request, such increase shall be evidenced by one or more joinder agreements executed and delivered to Administrative Agent by each Increasing Revolving Credit Lender, each of which shall be reasonably satisfactory to the Administrative Agent and subject to the requirements set forth in Section 2.12(e) and each shall be recorded in the Register. The interest rates applicable to any Increased Commitments shall be the same as the rate then in effect for the existing Revolving Credit Commitments.

          (b) On any Increased Amount Date on which Increased Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Credit Lenders shall assign to each of the Increasing Revolving Credit Lenders, and each of the Increasing Revolving Credit Lenders shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof, such interests in the outstanding Revolving Credit Loans and participations in Letters of Credit and Swingline Loans outstanding on such Increased Amount Date that will result in, after giving effect to all such assignments and purchases, such Revolving Credit Loans and participations in Letters of Credit and Swingline Loans being held by existing Revolving Credit Lenders and Increasing Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Increased Commitments to the Revolving Credit Commitments, (ii) each Increased Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and have the same terms as any existing Revolving Credit Loan and (iii) each Increasing Revolving Credit Lender shall become a Lender with respect to the Revolving Credit Commitments and all matters relating thereto.

          (c) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower's notice of an Increased Amount Date and, in respect thereof, the Increased Commitments and the Increasing Revolving Credit Lenders.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

               SECTION 3.01. Conditions Precedent to Initial Extension of Credit. Section 2.01 of this Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions have been satisfied and the obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the Effective Date is subject to the satisfaction or waiver of such conditions precedent before or concurrently with the Effective Date:

               (a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                    (i) The Notes payable to the order of the Lenders to the
               extent requested by the Lenders pursuant to the terms of Section 2.16.

                    (ii) Supplements to the Security Agreement in substantially the form of Exhibit D hereto, duly executed by each Subsidiary Guarantor (to the extent not previously delivered to the Administrative Agent):

                         (A) certificates, if any, representing the Pledged
                    Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                  Adams Respiratory - Revolving Credit Agreement

                         (B) proper financing statements in form appropriate for
                    filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                         (C) completed requests for information, dated on or
                    before the Effective Date, listing all effective financing statements filed in the jurisdictions referred to in clause
                    (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                         (D) evidence of the completion of all other Uniform
                    Commercial Code recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created thereunder, and

                         (E) evidence that all other action that the
                    Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements), which request shall (i) have been made within reasonable time prior to the Closing Date and (ii) absent an Event of Default, shall be limited to filing of UCC-1 financing statements and delivery of (A) certificates representing Equity Interests, accompanied by undated stock powers for such certificates indorsed in blank and (B) instruments representing Pledged Debt and note powers indorsed in blank, and otherwise on terms consistent with the Security Agreement.

                    (iii) Certified copies of the resolutions of the board of
               directors (or similar governing body) of each Loan Party approving the Transaction and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate (or limited liability company) action and governmental and other material third party approvals and consents, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party.

                    (iv) A copy of a certificate of the Secretary of State of
               the jurisdiction of incorporation or formation, as applicable, of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated or formed, as applicable, and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation or formation, as applicable.

                    (v) A certificate of each Loan Party, signed on behalf of
               such Loan Party by its President or a Vice President and its Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to
               (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(iv), (B) a true and correct copy of the bylaws (or other applicable

                  Adams Respiratory - Revolving Credit Agreement
               formation documents) of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation (or formation) and good standing or valid existence of such Loan Party as a corporation organized (or, in the case of a limited liability company, formed) under the laws of the jurisdiction of its incorporation (or formation) and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                    (vi) A certificate of the Secretary of each Loan Party
               certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                    (vii) Certificates, in substantially the form of Exhibit F hereto, attesting to the Solvency of the Loan Parties, taken as a whole from the chief financial officer of the Borrower.

                    (viii) (A) unaudited Consolidated financial statements of
               the Borrower and its Subsidiaries for the Fiscal Year ended June 30, 2006 in form and substance reasonably satisfactory to the Administrative Agent and the Initial Lenders and prepared in accordance with GAAP; (B) a pro forma quarterly budget for the Fiscal Year ending June 30, 2007 including an income statement, balance sheet and cash flow statement itemizing product lines and capital expenditures, (C) forecasts prepared by management of the Borrower, each in form reasonably satisfactory to the Administrative Agent and the Initial Lenders, of balance sheets, income statements and cash flow statements for the four Fiscal Years following the Fiscal Year ending June 30, 2007; and (D) a written certification from the chief financial officer of the Borrower that (1) after giving effect to the Product Acquisition, the pro forma Consolidated EBITDA of the Borrower and its Subsidiaries for the twelve months ended June 30, 2006 was not less than $85,000,000, (2) the pro forma Leverage Ratio as of June 30, 2006 of the Borrower and its Subsidiaries (which pro forma ratio shall be calculated in a manner acceptable to the Administrative Agent, with such adjustments as are acceptable to the Administrative Agent) was not greater than 3.50 to 1.00 and
               (3) the pro forma unaudited financial statements delivered pursuant to clause (A) above and the budget and forecasts heretofore delivered to the Administrative Agent and delivered pursuant to clauses (B) and (C) above were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of then existing conditions.

                    (ix) The Administrative Agent shall be reasonably satisfied with the amount, types and conditions of all insurance maintained by the Borrower and the Subsidiaries and the Administrative Agent shall have received evidence of insurance naming the Collateral Agent as additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and the Subsidiaries forming part of the Collateral.

                    (x) A Notice of Borrowing relating to the Initial Extension of Credit.

                  Adams Respiratory - Revolving Credit Agreement

                    (xi) A satisfactory opinion of Alston & Bird LLP, counsel
               for the Loan Parties, in substantially the form of Exhibit I hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

               (b) The Administrative Agent shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments relating thereto terminated and that all Surviving Debt shall be in an amount and on terms and conditions reasonably satisfactory to the Administrative Agent.

               (c) All reasonable accrued and invoiced out-of-pocket fees and expenses (including the reasonable fees and expenses of counsel to the Lead Arranger and the Administrative Agent and local counsel to the Agents) and all fees required to be paid under the Fee Letter of the Lead Arranger and the Administrative Agent in connection with the Loan Documents shall have been paid in full.

               (d) The Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender, acting through the Administrative Agent, may reasonably request.

               SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance), shall be subject to the further conditions precedent that on the date of such Borrowing or issuance the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or such Issuing Bank a certificate signed by a Responsible Officer of the Borrower, dated the date of such Borrowing or issuance, stating that:

               (a) the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date; and

               (b) no Default has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom.

               SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                  Adams Respiratory - Revolving Credit Agreement

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

          (a) Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership (as applicable) power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the lack of which could not reasonably be expected to have a Material Adverse Effect.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list as of the date hereof of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its formation, the number of shares, membership interests or partnership interests (as applicable) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party on the date hereof and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens.

          (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action, and do not (i) contravene such Loan Party's charter, bylaws, limited liability agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, except for any such violation that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) conflict with, in any material respect, or result in the material breach of, or constitute a material default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, except for any such conflict, breach, default or required payment that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  Adams Respiratory - Revolving Credit Agreement

          (d) No Governmental Authorization, and no notice to or filing with, or consent of any Governmental Authority or any other third party is required for
(i) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (ii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
(iii) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings specifically contemplated by the Collateral Documents or listed on
Schedule 4.01(d) or Schedule 5.01(k) hereto, all of which have been, or shall be within the time specified therefor on Schedule 5.01(k), duly obtained, taken, given or made and are, or shall be within the time specified therefor on
Schedule 5.01(k), in full force and effect; provided, however, that the representation in clauses (ii) and (iii) shall apply only to the extent of actions required to be taken under the Loan Documents.

          (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of any Loan Party, threatened before any Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to materially affect the legality, validity or enforceability of any Loan Document.

          (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2005, and the related Consolidated statement of income and Consolidated statement of cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an unqualified opinion of the Borrower's independent public accountants, and the Consolidated balance sheets of the Borrower and its Subsidiaries as at March 31, 2006, and the related unaudited Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by a Responsible Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP. Since June 30, 2005, there has been no Material Adverse Change.

          (h) The Consolidated pro forma unaudited balance sheet of the Borrower and its Subsidiaries as of June 30, 2006, and the related Consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the twelve months then ended, certified by a Responsible Officer of the Borrower, copies of which have been furnished to the Administrative Agent (for distribution to the Lender Parties), fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date all in accordance with GAAP.

          (i) The Consolidated forecasted balance sheet, statements of income and statements of cash flows of the Borrower and its Subsidiaries and the pro forma quarterly budget for the Fiscal Year ending June 30, 2007 delivered, or to be delivered, as the case may be, to the Lender Parties pursuant to Section 3.01(a)(viii)(B) and (C) or 5.03(d) were prepared, or will be prepared, as applicable, in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the

                  Adams Respiratory - Revolving Credit Agreement conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's reasonable estimate of its future financial performance.

          (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (l) None of the Loan Parties or any of the Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. None of the Loan Parties or any of the Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (m) Except to the extent that such filings or other actions are not required to be taken pursuant to the terms of this Agreement and the Collateral Documents, all filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been (or contemporaneously herewith will be) duly made or taken and are (or, upon making such filings or taking such actions, will be) in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Liens created or permitted under Section 5.02(a).

          (n) (i) As of the Effective Date, the Borrower is Solvent and (ii) the Loan Parties, taken as a whole, are solvent.

          (o) (i) Set forth on Schedule 4.01(o) hereto is, as of the Effective Date, a complete and accurate list as of the date hereof of all Plans sponsored by any Loan Party, Multiemployer Plans contributed to by any Loan Party and Welfare Plans.

          (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

          (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents in all material respects the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  Adams Respiratory - Revolving Credit Agreement

          (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

          (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect.

          (p) Except as set forth on Schedule 4.01(p) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits within the last five years, and to Borrower's knowledge prior to that period, has been resolved or otherwise addressed without ongoing obligations or costs, and to the Borrower's knowledge no other circumstances exist in each case, that could be reasonably expected to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that would reasonably be expected to have a Material Adverse Effect or (B) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law (excluding, for the avoidance of doubt, compliance obligations and restrictions imposed in the ordinary course under Environmental Law).

          (q) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement with any party other than a Loan Party on terms reasonably acceptable to the Administrative Agent.

          (ii) Each Loan Party and each of its Subsidiaries and Affiliates (excluding directors and officers of such Loan Party and its Subsidiaries) has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (iii) No issues have been raised by any Federal, state, local or foreign tax authorities in respect of tax periods for which the applicable statute of limitations for assessment or collection has not expired that, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect.

          (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list as of the Effective Date of all Existing Debt (other than Surviving Debt), showing as of the Effective Date the obligor and the principal amount outstanding thereunder.

          (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list as of the Effective Date of all Surviving Debt, except for the Debt created under the Loan Documents, showing as of the Effective Date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list as of the Effective Date of all Liens on the property or assets of Borrower, except for Liens created under the Loan showing as of the Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  Adams Respiratory - Revolving Credit Agreement

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list as of the date hereof of all material U.S. patents, registered trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof (other than licenses for commercially available, off-the shelf software), owned by each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered and the registration number.

          (v) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Patriot Act.

                                    ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

               SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than Unmatured Surviving Obligations), any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

               (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and the Patriot Act, except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect.

               (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all Federal, state and other taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (i) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and (ii) that, if the same remains unpaid, would not reasonably be expected to have a Material Adverse Effect.

               (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, and undertake commercially reasonable efforts to ensure that all lessees and other Persons operating or occupying its owned or leased properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except in each case above, to the extent that any such failure to comply with the foregoing could not reasonably be expected have a Material Adverse Effect; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that

                  Adams Respiratory - Revolving Credit Agreement its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

               (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates (taking into account self-insurance).

               (e) Preservation of Legal Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, other than those, in each case, that would not reasonably be expected to have a Material Adverse Effect or except to the extent a Loan Party is permitted to be sold or merged under Section 5.02(d) of this Agreement.

               (f) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent and the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent or the Lenders, as the case may be, shall bear the costs of such examinations and visitations.

               (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

               (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms, taken as a whole, that are fair and reasonable and no less favorable in any material respect to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that the foregoing restriction shall not apply to (i) any transaction between or among any one or more of the Loan Parties or (ii) transactions described on Schedule 5.01(i); (iii) Restricted Payments permitted under Section 5.02(h); provided that nothing in this Section 5.01(i) shall prohibit the Loan Parties or their Subsidiaries from engaging in the following transactions: (x) the performance of obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (y) the payment of compensation to employees, officers, directors or consultants in the ordinary course of business and reimbursement of directors' expenses or (z) the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and

                  Adams Respiratory - Revolving Credit Agreement retirement or savings plans and similar plans, in each case, in the ordinary course of business.

               (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (to the extent required by the terms of the Loan Documents and on terms consistent with the Security Agreement, which requirement, absent an Event of Default, shall be limited to filing of UCC-1 financing statements and delivery (A) certificates representing Equity Interests, accompanied by undated stock powers for such certificates indorsed in blank and (B) instruments representing Pledged Debt and note powers indorsed in blank), then, in each case at the Borrower's expense:

                    (i) in connection with the formation or acquisition of a
               Subsidiary that is not (x) a Foreign Subsidiary or (y) a Subsidiary that is held directly or indirectly by a Foreign Subsidiary, within 30 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect Borrower of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                    (ii) within 30 days after (A) such request or acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional pledges, assignments, security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary, duly execute and deliver and cause each Subsidiary to duly execute and deliver to the Collateral Agent, pledges, assignments, security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all of the obligations of such Subsidiary under the Loan Documents, such pledges, assignments, security agreement and supplements and other security agreements to be consistent in all material respects with the Collateral Documents; provided that (x) the stock and assets of any Subsidiary held by a Foreign Subsidiary shall not be pledged and (y) if such new property is Equity Interests in a Foreign Subsidiary, only 66% of such Equity Interests shall be pledged in favor of the Secured Parties;

                    (iii) within 30 days after such request, formation or
               acquisition (other than any Subsidiary that is a Foreign Subsidiary or a Subsidiary that is held directly or indirectly by a Foreign Subsidiary), take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to file, or authorize the Collateral Agent to file, Uniform Commercial Code financing statements, may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated

                  Adams Respiratory - Revolving Credit Agreement
               by it) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, security agreement supplements and security agreements delivered pursuant to this
               Section 5.01(j), enforceable against all third parties in accordance with their terms,

                    (iv) within 60 days after such request, formation or
               acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole reasonable discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Lender Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to (1) the matters contained in clauses (i), (ii) and (iii) above, (2) such guaranty, guaranty supplements, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party which is a party thereto enforceable in accordance with their terms, as to the matters contained in clause (ii) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties to the extent required by the terms of the Collateral Documents, (4) as to matters of corporate formalities as the Collateral Agent may request, and (5) such other matters as the Collateral Agent may reasonably request, and

               (k) Further Assurances. (i) Promptly upon notice from any Agent, or any Lender Party through the Administrative Agent of any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, the Agent and the Borrower shall be authorized to, and shall act in good faith to promptly, correct any such defect or error;

                    (i) Promptly upon the request by any Agent, or any Lender
               Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents on the terms thereof, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter purported to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter purported to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so; provided, however, that, unless an Event of Default shall have occurred and be continuing, no Loan Party shall be required to take any action to perfect any security interest covered by the Collateral Documents other than (1) executing, authenticating and filing, or authorizing the Collateral Agent to file, financing statements or continuation statements, or amendments thereto, or similar action having substantially the same effect and (2) delivering any (A) certificated stock certificates (and blank

                  Adams Respiratory - Revolving Credit Agreement
               stock powers) representing the Pledged Equity and (B) instruments representing Pledged Debt (and blank note powers); and

                    (ii) Take or cause to be taken each action set forth on
               Schedule 5.01(k) within the time period specified for the taking of such action on such Schedule.

               (l) Preparation of Environmental Reports. Upon the reasonable written request of the Administrative Agent after the occurrence of an Environmental Action or the presence of material quantities or concentrations of any Hazardous Materials at any owned real property of the Loan Parties, provide to the Lender Parties, which cause, or would be reasonably likely to cause, a Material Adverse Effect, within 90 days after Borrower's receipt of such request, at the expense of the Borrower or such Loan Party, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm selected by such Loan Party and reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action required under Environmental Laws or consistent with commercially reasonable business practices in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower or such Loan Party, and each Loan Party hereby agrees to provide and cause any Subsidiary that owns any property described in such request to provide reasonable access to the Agents, the Lender Parties, such firm and any agents or representatives thereof, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

               SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than Unmatured Surviving Obligations), any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party will at any time:

               (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                    (i) Liens created under the Loan Documents;

                    (ii) Permitted Liens;

                    (iii) Liens existing on the date hereof and described on
               Schedule 4.01(u) hereto and any extensions, renewals or replacements thereof,

                  Adams Respiratory - Revolving Credit Agreement
               provided, that no such Lien shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                    (iv) purchase money Liens upon or in property acquired or
               held by such Loan Party or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) when added to the amount of Capitalized Leases, shall not exceed the amount permitted under Section 5.02(b)(iii) or (iv) at any time outstanding;

                    (v) Liens arising in connection with Capitalized Leases
               permitted under Section 5.02(b)(iv); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                    (vi) other Liens securing Debt and other obligations
               outstanding in an aggregate principal amount not to exceed $5,000,000;

                    (vii) Liens attaching solely to cash earnest money deposits in connection with any acquisition permitted by Section 5.02(f)(vii); and

                    (viii) Liens securing Debt of foreign Subsidiaries up to an aggregate amount not to exceed $5,000,000; and

                    (ix) Liens securing Debt of Persons that have been acquired as permitted by Section 5.02(f) so long as such Liens existed prior to such Person's becoming a Subsidiary and were not created in anticipation of such acquisition and attach only to specific assets of such Person (and not assets of such Person generally).

               (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                    (i) Debt under the Loan Documents;

                    (ii) the Permitted Convertible Notes;

                    (iii) Debt secured by Liens permitted by Section
               5.02(a)(iv), in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                    (iv) (A) Debt secured by Liens permitted by Section
               5.02(a)(iv) (or any refinancing or replacement thereof, in whole or in part), and (B) Capitalized Leases; provided, however, that the aggregate amount of Debt described by this

                  Adams Respiratory - Revolving Credit Agreement
               clause (iv) that the Borrower and its Subsidiaries may incur shall not exceed $12,500,000 for each Fiscal Year that this Agreement remains in effect;

                    (v) the Surviving Debt and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, plus the amount of any reasonable fees, expenses, premiums, accrued interest and accrued amounts paid in connection with such refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

                    (vi) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice;

                    (vii) Debt owed to a Loan Party, which Debt shall (x)
               constitute Pledged Debt and (y) be otherwise permitted under the provisions of Section 5.02(f);

                    (viii) other Debt in an aggregate principal amount not to
               exceed $10,000,000 at any time outstanding;

                    (ix) Debt of one or more foreign Subsidiaries up to an
               aggregate amount outstanding at any one time not to exceed $5,000,000;

                    (x) Debt of Persons that have been acquired as permitted by
               Section 5.02(f) so long as such Debt existed prior to such Person's becoming a Subsidiary and was not incurred in anticipation of such acquisition;

                    (xi) the guarantee by any Loan Party of (A) Debt permitted to be incurred by any other Loan Party and (B) any other Subsidiary in an aggregate amount at any one time not to exceed $5,000,000; and

                    (xii) Refinancing Debt.

               (c) Change in Nature of Business. Engage in any line of business other than those businesses engaged in on the Effective Date and businesses reasonably related or incidental thereto or any reasonable extension thereof.

               (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                    (i) any Subsidiary of the Borrower may merge into or
               consolidate with any other Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a wholly-owned Subsidiary Guarantor;

                  Adams Respiratory - Revolving Credit Agreement

                    (ii) The Borrower or any Subsidiary of the Borrower may
               merge into or consolidate with the Borrower; provided that, in the case of any such merger or consolidation, the Borrower shall be the surviving entity;

                    (iii) in connection with any acquisition permitted under
               Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly-owned Subsidiary Guarantor; and

                    (iv) in connection with any sale or other disposition
               permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

               provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

               (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise voluntarily dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise voluntarily dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                    (i) sales of inventory in the ordinary course of its
               business and the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of business;

                    (ii) in a transaction authorized by Section 5.02(d);

                    (iii) sales, transfers or other dispositions of assets among
               Loan Parties;

                    (iv) sales, transfer or other dispositions of damaged,
               obsolete or worn out property whether now owned or hereafter acquired;

                    (v) so long as no Default shall have occurred and be
               continuing or would result from such sale, sales, transfers or other dispositions of assets for cash and for fair value in an aggregate amount not to exceed $10,000,000 in any Fiscal Year;

                    (vi) licenses of intellectual property in the ordinary
               course of business;

                    (vii) dispositions of cash and Cash Equivalents for cash or
               Cash Equivalents;

                    (viii) the abandonment, termination or other disposition of intellectual property or leasehold properties in the ordinary course of business;

                  Adams Respiratory - Revolving Credit Agreement

                    (ix) sales, discounts or forgiveness of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

                    (x) licensing of intellectual property to any foreign
               Subsidiary or other Persons pursuant to Investments permitted by
               Section 5.02(f)(x);

                    (xi) dispositions constituting Investments permitted under
               Section 5.02(f); and

                    (xii) subsequent sales and dispositions of non-core assets acquired in a Permitted Acquisition under section 5.02(f)(vii) in an aggregate amount not to exceed $20,000,000; provided that any such sale or disposition shall be for fair market value and the consideration therefor shall consist of at least 75% cash consideration;

               provided that in the case of sales of assets pursuant to clauses
               (v) and (xii) above, the Borrower shall to the extent required, apply Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(iii), as specified therein.

               (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                    (i) Investments in Loan Parties;

                    (ii) loans and advances to employees in the ordinary course of business as presently conducted in an aggregate principal amount not to exceed $500,000 at any time outstanding;

                    (iii) Investments in Cash Equivalents;

                    (iv) Investments existing on the date hereof;

                    (v) Investments in Hedge Agreements required or permitted
               under Article V;

                    (vi) Investments consisting of intercompany Debt permitted under Section 5.02(b);

                    (vii) the purchase or other acquisition (a "PERMITTED
               ACQUISITION") of all of the Equity Interests in, or all or substantially all of the property and assets of, or any business unit, line of business or other assets of any Person that, upon the consummation thereof, will be wholly-owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) (x) if made solely with Equity Interests (or proceeds thereof and applied within 90 days of issuance thereof) up to 50% of the publicly recorded balance sheet book value of stockholders' equity, or (y) otherwise, in an aggregate total amount for all such purchases or acquisitions not to exceed $200,000,000, in each case, inclusive of any contingent obligations

                  Adams Respiratory - Revolving Credit Agreement
               incurred in respect of such purchase or acquisition; provided that, with respect to such purchases or acquisitions made pursuant to this clause (vii):

                    (A) (1) if made solely from the issuance of Equity Interests or proceeds thereof pursuant to clause (x) above, no amount under the Revolving Credit Facility shall be outstanding immediately before and after giving effect to such Permitted Acquisition and
               (2) if made pursuant to clause (y) above, not more than $100,000,000 (the "THRESHOLD AMOUNT") of aggregate funds for all such Permitted Acquisitions shall come from proceeds from the issuance of senior secured Debt permitted under this Agreement;

                    (B) any such newly created or acquired Subsidiary shall,
               within the time frames set forth, comply with the requirements of
               Section 5.01(j);

                    (C) the lines of business of the Person to be (or the
               property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course or reasonably related or incidental thereto or a reasonable extension thereof;

                    (D) (1) immediately before and immediately after giving
               effect to any such Permitted Acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such Permitted Acquisition, on a pro forma basis the Borrower and its Subsidiaries shall be in compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lender Parties pursuant to Section 5.03 as though such Permitted Acquisition had been consummated as of the first day of the fiscal period covered thereby and after giving effect of all Permitted Pro Forma Adjustments;

                    (E) in the case where the aggregate amount of all such
               Permitted Acquisitions (other than cash constituting proceeds of an issuance of Equity Interests applied within 90 days) exceed the Threshold Amount, the Leverage Ratio (after applying such Permitted Acquisitions in excess of the Threshold Amount on a pro forma basis) shall be no greater than 2:50:1:00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lender Parties pursuant to Section 5.03 as though such Permitted Acquisition had been consummated as of the first day of the fiscal period covered thereby and after giving effect of all Permitted Pro Forma Adjustments.

                    (F) the Borrower shall have delivered to the Administrative
               Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any Permitted Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied on or prior to the consummation of such Permitted Acquisition;

                  Adams Respiratory - Revolving Credit Agreement

                    (G) such Permitted Acquisition was not preceded by, or
               effected pursuant to, an unsolicited or hostile offer, or is not otherwise on hostile terms;

                    (H) no Debt (other than Debt secured by Liens described in
               Section 5.02(a)(iv) and (v)) ranking senior to the Revolving Credit Facility shall be assumed or incurred by the Borrower or any of its Subsidiaries as a result of such Permitted Acquisition;

                    (I) such Permitted Acquisition shall be accretive to
               Consolidated EBITDA; provided that no Permitted Acquisitions shall be required to be accretive to Consolidated EBITDA until the aggregate amount of all such Permitted Acquisitions reaches the Threshold Amount and, thereafter, no individual Permitted Acquisition shall be required to be accretive to Consolidated EBITDA unless the consideration therefor exceeds $5,000,000, and so long as the aggregate amount of such Permitted Acquisitions that are not accretive to Consolidated EBITDA do not exceed $10,000,000 in any Fiscal Year; and

                    (J) any assets acquired by the Borrower and its Subsidiaries pursuant to any Permitted Acquisition under this Section 5.02(f)(vii) shall be located in jurisdictions in which the Collateral Agent can obtain a first-priority lien on such assets in accordance with the procedures set forth in the Security Agreement.

                    (viii) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed $5,000,000;

                    (ix) (A) Investments in notes payable owing by account
               debtors in conjunction with the settlement of accounts receivables and (B) Investments in Equity Interests and notes payable of account debtors received (and in the amount so received) pursuant to any reorganization or similar arrangement upon bankruptcy or insolvency of such account debtors;

                    (x) Investments constituting transfer of licenses of
               intellectual property in respect of joint ventures with Persons located outside the United States (or U.S. Persons with overseas operations) for the purpose of the distribution of the Borrower's product lines outside of the United States so long as in compliance with the requirements of Section 5.02(e);

                    (xi) other Investments in foreign Subsidiaries not to exceed
               $5,000,000 during the term of this Agreement; and

                    (xii) Investments in the form of non-cash consideration
               received in connection with any sale or divestiture of assets permitted under 5.02(e).

          (g) Development and Research Expenditures. Incur, or cause or permit any of its Subsidiaries to incur, any research or clinical development expenditures for new or existing chemical entities, except:

                  Adams Respiratory - Revolving Credit Agreement

                    (i) clinical development expenditures up to the greater of
               (1) $50,000,000 or (2) 15% of the cumulative net consolidated revenues of the Borrower for product modifications to (x) existing ingredients approved by the Federal Drug Administration as of the Effective Date, (y) products already in market and (z) those products under development as of the Effective Date identified to the Administrative Agent in a separate confidential schedule; and

                    (ii) research expenditures associated with development of
               the Erdosteine product line in a dollar amount up to and inclusive of the amount permitted under Section 5.02(g)(i).

               (h) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or, except in the case of the Borrower, issue or sell any Equity Interests, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described below (each a "RESTRICTED PAYMENT") or would result therefrom:

                    (i) (A) the Borrower may declare and pay dividends and
               distributions payable only in common stock of the Borrower and
               (B) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to Section 2.06(b), the Borrower may purchase, redeem, retire, defease or otherwise acquire shares of their capital stock with the proceeds received contemporaneously from the issue of new shares of their capital stock with equal or inferior voting powers, designations, preferences and rights;

                    (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower and (B) declare and pay cash dividends (directly or indirectly) to any other Loan Party of which it is a Subsidiary; and

                    (iii) the Borrower may make dividends and distributions from time to time in an aggregate amount not to exceed (x) 50% of cumulative positive Consolidated net income for the period from July 1, 2006 to the date of the end of the most recent fiscal quarter prior to which such dividends or distributions are proposed to be made (treated as a single accounting period), to the extent then actually available plus (y) 100% of the net proceeds of the issuance of any Equity Interests since the Effective Date not used to make acquisitions pursuant to Section 5.02(f)(vii); provided that immediately after giving effect to any such dividends and distributions, the Borrower and its subsidiaries shall be in pro forma compliance with the covenants set forth in Section 5.04, and immediately before and immediately after giving effect to such dividends and distributions, no Default shall have occurred and be continuing.

               (i) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive

                  Adams Respiratory - Revolving Credit Agreement documents other than amendments that could not be reasonably expected to have a Material Adverse Effect.

               (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by GAAP, or
          (ii) Fiscal Year.

               (k) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any subordinated Debt or Permitted Convertible Notes, except (i) regularly scheduled or required repayments or redemptions of the Surviving Debt or amend, modify or change in any manner any material term or condition of any Surviving Debt or (ii) in connection with any Refinancing Debt.

               (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) agreements that permit the granting of Liens in favor of the Secured Parties pursuant to the terms of the Loan Documents or (ii) in connection with (A) any purchase money Debt permitted by Section 5.02(b)(iii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (B) any Capitalized Lease permitted by Section 5.02(b)(iii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (C) any Debt outstanding on the date any Subsidiary of such Loan Party becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of such Loan Party), (D) customary provisions in leases restricting assignability or subleasing, (E) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Debt incurred after the Closing Date in accordance with the provisions of this Agreement, (F) any customary restrictions imposed pursuant to an agreement that has been entered into in connection with any disposition permitted under Section 5.02(e), or (G) in the case of any joint venture, customary restrictions in such person's organizational or governing documents or pursuant to any joint venture agreement or stockholders agreement.

               (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

               (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

               (o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures (excluding any Investments and acquisitions permitted under Section 5.02(f)) that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries, as determined on a Consolidated basis in any Fiscal Year set forth below to exceed the amount set forth below for such Fiscal Year:

                  Adams Respiratory - Revolving Credit Agreement

FISCAL YEAR ENDING IN      AMOUNT
---------------------   -----------
2007                    $15,000,000
2008 and thereafter     $10,000,000

          provided, however, that if, for any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries, as determined on a Consolidated basis during such Fiscal Year (the amount of such excess being the "EXCESS AMOUNT"), the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year in an amount (such amount being referred to herein as the "CARRYOVER AMOUNT") equal to the lesser of (i) the Excess Amount and (ii) 50% of the amount specified above for such immediately preceding Fiscal Year; provided further that the foregoing limitations shall not apply to Capital Expenditures associated with the Cardinal Acquisition.

               (p) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt (or any refinancing thereof permitted hereunder), (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of such Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of such Loan Party, (iv) agreements evidencing Indebtedness permitted by clauses (ii) and (iii) of Section 5.02(b) that impose customary restrictions on the property so acquired, (v) Secured Hedge Agreements, (vi) customary provisions in leases restricting assignability or subleasing, (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Debt incurred after the Closing Date in accordance with the provisions of this Agreement and (viii) any customary restrictions imposed pursuant to an agreement that has been entered into in connection with any disposition permitted under
          Section 5.02(e).

               SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than Unmatured Surviving Obligations), any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Loan Parties will furnish to the Agents and the Lender Parties:

               (a) Default Notice. Promptly upon any Responsible Officer of Borrower obtaining knowledge thereof, and in any event within two Business Days notice of the occurrence of (i) each Default or (ii) any event, development or occurrence that is reasonably likely to have a Material Adverse Effect continuing on the date of such statement, in either case, a statement of a Responsible Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

               (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated

                  Adams Respiratory - Revolving Credit Agreement statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion as to such audit report of independent public accountants of recognized standing without a "going concern" or scope of audit qualification, a Management Discussion & Analysis and a comparison budget, and (ii) a certificate of a Responsible Officer of the Borrower, substantially in the form annexed hereto as Exhibit H, stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (iii) a schedule in reasonable detail and in form reasonably satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04.

               (c) Quarterly Financials. As soon as available and in any event within 50 days after the end of each of the first three fiscal quarter of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to the exclusion of footnotes and year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of a Responsible Officer, substantially in the form annexed hereto as Exhibit H, stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in
          Section 5.04.

               (d) Annual Forecasts. Prior to the beginning of each fiscal year (and, in the case of the 2007 Fiscal Year, prior to the Effective
          Date), a Consolidated budget of the Borrower and its Subsidiaries as of the end of such fiscal year, with breakdowns by product line in reasonable detail, including a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for each fiscal quarter of such fiscal year and setting forth the forecasted capital expenditures for such fiscal year, in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to the exclusion of footnotes and year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP.

               (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

               (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and

                  Adams Respiratory - Revolving Credit Agreement special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

               (g) Agreement Notices. Promptly upon receipt thereof, copies of all notices of default received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement governing Debt that is outstanding in a principal amount of at least $5,000,000.

               (h) Revenue Agent Reports. Promptly upon receipt thereof, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member that would reasonably be likely to have a Material Adverse Effect.

               (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event that could reasonably be expected to have a Material Adverse Effect has occurred, a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                    (i) Plan Terminations. Promptly after receipt thereof by any
               Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                    (ii) Plan Annual Reports. Promptly after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                    (iii) Multiemployer Plan Notices. Promptly after receipt
               thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

               (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect or materially impact current operations of the Borrowers and its Subsidiaries.

               (k) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party

                  Adams Respiratory - Revolving Credit Agreement or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request that would not vitiate the attorney-client privilege.

Information required to be delivered pursuant to Sections 5.03(b) and (c) shall be deemed to have been delivered if such information shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov and the Borrower shall have notified the Administrative Agent of the availability of all such financial information; provided, that the Borrower shall deliver paper copies of such information to any Agent or Lender Party that reasonably requests such delivery. Information required to be delivered pursuant to this Section
5.03 (other than a Notice of Default) may also be delivered by electronic means pursuant to Section 9.02(b).

               SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than Unmatured Surviving Obligations), any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

               (a) Leverage Ratio. Maintain, as at the end of each Measurement Period, a Leverage Ratio not greater than 3.50:1.00.

               (b) Senior Secured Leverage Ratio. Maintain, as of at the end of each Measurement Period, a Senior Secured Leverage Ratio of not greater than 2.00:1.00.

               (c) Fixed Charge Coverage Ratio. Maintain, as at the end of each Measurement Period, a Fixed Charge Coverage Ratio of not less than 2.00:1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

               SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

               (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same shall become due and payable; or

               (b) any representation or warranty made by any Loan Party in any Loan Document or in any document delivered in connection therewith shall prove to have been incorrect in any material respect when made; or

               (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i) or
          (j) or 5.02, 5.03 or 5.04; or

               (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document (which is not specified in Section 6.01(c)) on its part to be performed or observed if such failure shall remain unremedied for 45 days after the earlier of the date on which (i) any Responsible Officer of a Loan Party obtains

                  Adams Respiratory - Revolving Credit Agreement actual knowledge of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

               (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $5,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

               (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $25,000,000 shall be rendered against any Loan Party or any of its Subsidiaries (to the extent not covered by (a) insurance (other than self insurance) maintained in accordance with this Agreement as to which the insurer does not dispute coverage or (b) valid third party indemnification as to which the indemnitor has not denied in writing coverage) and either
          (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

               (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that would be reasonably likely to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of

                  Adams Respiratory - Revolving Credit Agreement such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

               (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby (except as a result of the action or inaction of the Agents or Lenders, in each case through no fault of any Loan Party) (with respect to intellectual property, only if and to the extent perfection may be achieved by the filing of UCC financing statements); or

               (k) a Change of Control shall occur; or

               (l) (i) any ERISA Event shall have occurred with respect to a Plan, (ii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan or (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and, in any such case, such event would be reasonably expected to have a Material Adverse Effect;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by written notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower,
(B) by written notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

               SECTION 6.02. Actions in Respect of the Letters of Credit upon an Event of Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day

                  Adams Respiratory - Revolving Credit Agreement funds at the Collateral Agent's Office, for deposit in the Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Law, the Borrower will pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's Office, for deposit in the Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent or the Collateral Agent determines that any funds held in the Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                   THE AGENTS

               SECTION 7.01. Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, an Issuing Bank (if applicable) or Swingline Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Advances), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties, all Hedge Banks and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          (b) In furtherance of the foregoing, each Lender Party (in its capacities as a Lender, an Issuing Bank (if applicable) or Swingline Bank, and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Supplemental Collateral Agents appointed by the Collateral Agent pursuant to Section 7.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05 as though any such Supplemental Collateral Agents were an "Agent" under the Loan Documents) as if set forth in full herein with respect thereto.

                  Adams Respiratory - Revolving Credit Agreement

          (c) Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a "SUPPLEMENTAL COLLATERAL AGENT") with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be reasonably required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of such Agent's gross negligence or willful misconduct.

               SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 7.03. Royal Bank and Affiliates. With respect to its Commitments, the Advances made by it and any Notes issued to it, Royal Bank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Royal Bank in its individual capacity. Royal Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Royal Bank were not an Agent and without any duty to account therefor to the Lender Parties. No Agent

                  Adams Respiratory - Revolving Credit Agreement shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

               SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

               SECTION 7.05. Indemnification. Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower under Section 9.04) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

          (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower under Section 9.04) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (c) For purposes of this Section 7.05, each Lender Party's respective ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to such Lender Party, (ii) such Lender Party's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) such Lender Party's Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed

                  Adams Respiratory - Revolving Credit Agreement to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

               SECTION 7.06. Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent and Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right, upon five Business Days' notice to the Borrower and with the Borrower's written consent (such written consent not to be unreasonably withheld or delayed), to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day
(a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents (except that in the case of any Collateral held by the retiring Agent on behalf of the Secured Parties under any of the Collateral Documents, the retiring Agent shall continue to hold such Collateral until such time as a successor Agent is appointed) and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders

                  Adams Respiratory - Revolving Credit Agreement appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

               SECTION 7.07. Other Agents; Arrangers and Managers. None of the Lender Parties or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "bookrunner," or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than to the extent expressly set forth herein and, in the case of such Lenders, those applicable to all Lender Parties as such. Without limiting the foregoing, none of the Lender Parties or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender Party acknowledges that it has not relied, and will not rely, on any of the Lender Parties or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE VIII

                               SUBSIDIARY GUARANTY

               SECTION 8.01. Subsidiary Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by any Agent or any Lender Party in enforcing any rights under this Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Agent or any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) Each Subsidiary Guarantor, and by its acceptance of this Subsidiary Guaranty, the Administrative Agent and each Lender Party, hereby confirms that it is the intention of all such Persons that this Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lender Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

          (c) Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Subsidiary Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law,

                  Adams Respiratory - Revolving Credit Agreement such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Agents and the Lender Parties under or in respect of the Loan Documents.

               SECTION 8.02. Subsidiary Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent or any Lender Party with respect thereto. The Obligations of each Subsidiary Guarantor under or in respect of this Subsidiary Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Subsidiary Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Subsidiary Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Agent or any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Agent or such Lender Party, as the case may be (each Subsidiary Guarantor waiving any duty on the part of the Agents and the Lender Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver this Subsidiary Guaranty, any Subsidiary Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  Adams Respiratory - Revolving Credit Agreement

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Agent or any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Agent or any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

               SECTION 8.03. Waivers and Acknowledgments. (a) To the fullest extent permitted by law, each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guaranty and any requirement that any Agent or any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Subsidiary Guaranty and acknowledges that this Subsidiary Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Agent or any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Subsidiary Guarantor hereunder.

          (d) Each Subsidiary Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Subsidiary Guarantor and without affecting the liability of such Subsidiary Guarantor under this Subsidiary Guaranty, foreclose under any mortgage by nonjudicial sale, and each Subsidiary Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Subsidiary Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Agent or any Lender Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Agent or such Secured Party, as the case may be.

          (f) Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section
8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

               SECTION 8.04. Subrogation. Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the

                  Adams Respiratory - Revolving Credit Agreement existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under or in respect of this Subsidiary Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Agent or any Lender Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty (other than Unmatured Surviving Obligations) shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty (other than Unmatured Surviving Obligations), (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Subsidiary Guaranty thereafter arising. If (i) any Subsidiary Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Agents and the Lender Parties will, at such Subsidiary Guarantor's request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Subsidiary Guaranty.

               SECTION 8.05. Subsidiary Guaranty Supplements. Upon the execution and delivery by any Person of a Subsidiary Guaranty supplement in substantially the form of Exhibit E hereto (each, a "SUBSIDIARY GUARANTY SUPPLEMENT"), (a) such Person shall be referred to as an "ADDITIONAL SUBSIDIARY GUARANTOR" and shall become and be a Subsidiary Guarantor hereunder, and each reference in this Subsidiary Guaranty to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Subsidiary Guarantor, and (b) each reference herein to "THIS SUBSIDIARY GUARANTY," "HEREUNDER," "HEREOF" or words of like import referring to this Subsidiary Guaranty, and each reference in any other Loan Document to the "SUBSIDIARY GUARANTY," "THEREUNDER," "THEREOF" or words of like import referring to this Subsidiary Guaranty, shall mean and be a reference to this Subsidiary Guaranty as supplemented by such Subsidiary Guaranty Supplement.

               SECTION 8.06. Subordination. Each Subsidiary Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Subsidiary Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

                  Adams Respiratory - Revolving Credit Agreement

          (a) Prohibited Payments, Etc. Except during the continuance of an Event of Default, each Subsidiary Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, no Subsidiary Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Subsidiary Guarantor agrees that the Agents and the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST-PETITION INTEREST")) before such Subsidiary Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Event of Default, each Subsidiary Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agents and the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of this Subsidiary Guaranty.

          (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Subsidiary Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Subsidiary Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

               SECTION 8.07. Continuing Subsidiary Guaranty; Assignments. This Subsidiary Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty (other than Unmatured Surviving Obligations), (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Subsidiary Guarantor, its successors and permitted assigns and (c) inure to the benefit of and be enforceable by the Agents and the Lender Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                  Adams Respiratory - Revolving Credit Agreement

                                   ARTICLE IX

                                  MISCELLANEOUS

               SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender) and the Borrower, do any of the following at any time:

          (i) waive any of the conditions specified in Section 3.01;

          (ii) change the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder;

          (iii) other than in connection with a transaction specifically permitted hereby, release one or more Subsidiary Guarantors (or otherwise limit such Subsidiary Guarantors' liability with respect to the Obligations owing to the Agents and the Lender Parties under the Guaranties) if such release or limitation is in respect of all or substantially all of the value of the Guaranties to the Lender Parties; or

          (iv) release more than 50% of the Collateral in any transaction or series of related transactions;

and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender specified below for such amendment, waiver or consent, and the Borrower, as the case may be:

          (i) increase the Commitments of a Lender Party without the consent of such Lender Party;

          (ii) reduce the principal of, or stated rate of interest on, the Advances owed to a Lender Party or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender Party without the consent of such Lender Party; or

          (iii) postpone any date scheduled for any payment of principal of, or interest on, the Advances pursuant to Section 2.04 or 2.07 or any date fixed for any payment of fees hereunder to a Lender Party without the consent of such Lender Party;

     provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action and the Borrower, affect the rights or obligations of the Issuing Bank, as the case may be, under this Agreement; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action and the Borrower, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

                  Adams Respiratory - Revolving Credit Agreement

               SECTION 9.02. Notices, Etc. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for hereunder shall be either (x) in writing (including telecopy communication) and mailed, telecopied or delivered by hand or overnight courier service, or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and as delivered as set forth in Section 9.02(b), if to any Loan Party, at the Borrower's address, telecopy number or electronic mail address at 4 Mill Ridge Lane, Mill Ridge Farm, Chester, New Jersey 07930, Attention: David Becker, Chief Financial Officer; if to any Initial Lender Party, at its Domestic Lending Office, telecopy number or electronic mail address specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office, telecopy number or electronic mail address specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent or the Administrative Agent, at its address, telecopy number or electronic mail address at 200 Bay Street, 12th Floor, South Tower, Royal Bank Plaza, Toronto, Ontario M5J 2W7, Attention Manager, Agency, telecopy number:
416-842-4023, or, as to any party, at such other address, telecopy number or electronic mail address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent in writing. All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. As agreed to among the Borrower, including as set forth in subsection (b) below, the Administrative Agent and the applicable Lender Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

          (b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding (i) any Notice of Borrowing, Notice of Issuance, Notice of Renewal or notice of Conversion pursuant to Section 2.09, (ii) any notice of any prepayment of the Advances pursuant to Section 2.06, (iii) any notice of a Default or Event of Default under this Agreement or (iv) any certificate, agreement or other document required to be delivered to satisfy any condition set forth in Article III of this Agreement (all such non-excluded communications being referred to herein collectively as "COMMUNICATIONS"), by delivering the Communications by e-mail to an e-mail address specified by the Administrative Agent to the Borrower. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent reasonably requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "PLATFORM").

          (c) The Platform is provided on an "as is" and "as available" basis and the Agent Parties (as defined below) make no representation or warranty of any kind as the accuracy or completeness of the Communications or as to the adequacy of the Platform, and expressly disclaim any liability for any errors or omissions in the Communications. In no event shall the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, Advisors or representatives (collectively, the "AGENT PARTIES") have any liability to the Borrower, any Lender Party or any other Person or entity for damages of any kind, including, without limitation, any direct or indirect, special, incidental or

                  Adams Respiratory - Revolving Credit Agreement consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's delivery of any Communications through the internet, except to the extent the liability of any Agent Party is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party's gross negligence or willful misconduct.

          (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to (i) notify the Administrative Agent in writing (including by e-mail) from time to time of such Lender Party's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

               SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all reasonable out-of-pocket due diligence, collateral review, syndication, transportation, duplication, appraisal, audit, title insurance, consultant, lien search, filing and recording fees and expenses and (B) the reasonable out-of-pocket fees and expenses of counsel for the Agents, collectively, with respect thereto, with respect to advising each Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all actual claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of

                  Adams Respiratory - Revolving Credit Agreement

Hazardous Materials on any owned or leased property of any Loan Party or any of its Subsidiaries in violation of any Environmental Law or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents. The Borrower shall not be obligated to reimburse any Indemnified Party for the legal fees and expenses of more than one law firm (and one local counsel in each appropriate jurisdiction) in any loss, claim, action or proceeding arising out of the same facts and circumstances, except to the extent that any Indemnified Party reasonably believes that the use of a single counsel would result in a conflict of interest. No Indemnified Party shall settle any claim, action or proceeding in which such Indemnified Party seeks indemnification hereunder without the Borrower's written consent, such consent not to be unreasonably withheld or delayed.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 2.10(e) or Section 9.10, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 (other than any reimbursement, indemnity or other obligation of any Loan Party under any of Sections 2.10 and 2.12 if demand therefor is not made within after 180 days after the incurrence of the cost, tax or other obligation for which such reimbursement, indemnity or performance by such Loan Party is sought) and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  Adams Respiratory - Revolving Credit Agreement

               SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or the other Loan Documents and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

               SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender Party.

               SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to Section 2.10(e) or Section 9.10 shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to Section 2.10(e) or Section 9.10 unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and the forms described in Section 2.12(e), together with any Note or Notes (if any) subject to such assignment and a processing and

                  Adams Respiratory - Revolving Credit Agreement recordation fee of $3,500; provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to Section 2.10(e) or Section 9.10, the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  Adams Respiratory - Revolving Credit Agreement

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (f) The Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Fronting Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

          (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral or the value of the Guaranties.

          (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time (and without the consent of the Administrative Agent or the Borrower) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that no

                  Adams Respiratory - Revolving Credit Agreement such pledge or assignment shall release such Lender Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender Party as a party hereto.

          (j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, however, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, however, that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and
(ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and
2.12 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

               SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

               SECTION 9.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of

                  Adams Respiratory - Revolving Credit Agreement documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's bad faith, willful misconduct or gross negligence as determined in a final judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

               SECTION 9.10. Non-Consenting Lenders. If at any time, any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole cost and expense, on five Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 9.07 all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that such Non-Consenting Lender shall be entitled to receive the full outstanding principal amount of Advances so assigned, together with accrued interest and fees payable in respect of such Advances as of the date of such assignment.

               SECTION 9.11. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, provided that to the extent practicable and permitted by applicable law, the applicable Agent or Lender Party shall notify the Borrower of any disclosure under this clause (b), (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party, (e) in connection with any litigation or proceeding to which such Agent or such Lender Party or any of its Affiliates may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document; provided that Agent and Lender Parties shall notify the Borrower of any disclosure under clauses (b), (c) or (e) and shall cooperate with Borrower to obtain confidential treatment of such Confidential Information.

               SECTION 9.12. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the security interests granted under the Loan Documents in such Collateral (and in the case of a sale of all of the Equity Interests of a Subsidiary Guarantor, the Subsidiary Guaranty) shall automatically terminate and the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Subsidiary Guaranty or item of Collateral from the

                  Adams Respiratory - Revolving Credit Agreement assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

               SECTION 9.13. Patriot Act Notice. Each Lender Party and each Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Agents or any Lender Party in order to assist the Agents and the Lender Parties in maintaining compliance with the Patriot Act.

               SECTION 9.14. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               SECTION 9.15. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

               SECTION 9.16. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  Adams Respiratory - Revolving Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

                                        ADAMS RESPIRATORY THERAPEUTICS, INC.,
                                        as Borrower


                                        By:  /s/ David P. Becker
                                           -------------------------------------
                                        Name: David P. Becker
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        Address for notices to Borrower:

                                        4 Mill Ridge Lane
                                        Chester, New Jersey 07930
                                        Attention: David P. Becker
                                        Telephone: (908) 879-1408
                                        Telecopier: (908) 879-9191
                                        Email: dbecker@adamsrt.com


                                        ADAMS RESPIRATORY OPERATIONS SUB, INC.,
                                        as Subsidiary Guarantor


                                        By: /s/ David P. Becker
                                           -------------------------------------
                                        Name: David P. Becker
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        ADAMS RESPIRATORY PRODUCTS, INC.,
                                        as Subsidiary Guarantor


                                        By: /s/ David Becker
                                           -------------------------------------
                                        Name: David Becker
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                       [Signatures continued on next page]

                  Adams Respiratory - Revolving Credit Agreement

                                        ADAMS RESPIRATORY OPERATIONS, INC.,
                                        as Subsidiary Guarantor


                                        By: /s/ David Becker
                                           -------------------------------------
                                        Name: David Becker
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        Address for notices to each of the
                                        Subsidiary Guarantors:

                                        c/o Adams Respiratory Therapeutics, Inc.
                                        4 Mill Ridge Lane
                                        Chester, New Jersey 07930
                                        Attention: David P. Becker
                                        Telephone: (908) 879-1408
                                        Telecopier: (908) 879-9191
                                        Email: dbecker@adamsrt.com

                  Adams Respiratory - Revolving Credit Agreement

                                        ROYAL BANK OF CANADA, as Administrative
                                        Agent and Collateral Agent


                                        By:   /s/ David Wheatly
                                           -------------------------------------
                                        Name:  David Wheatly
                                              ----------------------------------
                                        Title: Manager, Agency
                                               ---------------------------------

                  Adams Respiratory - Revolving Credit Agreement

                                        WACHOVIA BANK, N.A., as Documentation
                                        Agent and Initial Lender


                                        By /s/ John J. Wedemeyer
                                           -------------------------------------
                                        Name:   John J. Wedemeyer
                                              ----------------------------------
                                        Title:  Senior Vice President
                                               ---------------------------------

                  Adams Respiratory - Revolving Credit Agreement

                                        INITIAL LENDERS

                                        ROYAL BANK OF CANADA, as Initial Lender,
                                        Initial Issuing Bank and Swingline
                                        Lender


                                        By: /s/ Gordon C. MacArthur
                                           -------------------------------------
                                        Name:   Gordon C. MacArthur
                                              ----------------------------------
                                        Title:  Authorized Signatory
                                               ---------------------------------


                                        CITIZENS BANK OF PENNSYLVANIA,
                                        as Initial Lender


                                        By /s/ Mark W. Torie
                                           -------------------------------------
                                        Name: Mark W. Torie
                                        Title: Senior Vice President


                                        COMMERCE BANK, N.A.,
                                        as Initial Lender


                                        By /s/ Daniel R. Vereb
                                           -------------------------------------
                                        Name: Daniel R. Vereb
                                        Title: Vice President


                                        SILICON VALLEY BANK,
                                        as Initial Lender


                                        By /s/ Thomas F. Gordon
                                           -------------------------------------
                                        Name: Thomas F. Gordon
                                        Title: Vice President




                  Adams Respiratory - Revolving Credit Agreement

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

                                 REVOLVING                                 DOMESTIC   EURODOLLAR
                                  CREDIT      L/C FRONTING    SWINGLINE     LENDING     LENDING
    NAME OF INITIAL LENDER      COMMITMENT     COMMITMENT     COMMITMENT    OFFICE      OFFICE
    ----------------------      ----------    ------------   -----------   --------   ----------
Royal Bank of Canada            $ 15,000,00    $30,000,00    $10,000,000
Citizens Bank of Pennsylvania   $ 8,750,000
Commerce Bank, N.A.             $ 8,750,000
Silicon Valley Bank             $ 8,750,000
Wachovia Bank, N.A.             $ 8,750,000
                                -----------   -----------    -----------
TOTAL                           $50,000,000   $30,000,000    $10,000,000
                                ===========   ===========    ===========

                  Adams Respiratory - Revolving Credit Agreement

                                                             EXHIBIT A - FORM OF
                                                           REVOLVING CREDIT NOTE

[INSERT AMOUNT]                                        Dated: ____________, 200_

          FOR VALUE RECEIVED, the undersigned, ADAMS RESPIRATORY THERAPEUTICS, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), HEREBY PROMISES TO PAY to the order of [insert name of institution] (the "Lender") for the account of its lending office (as specified to the Borrower in writing) on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of U.S.$_____________ or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Senior Revolving Credit Agreement dated as of September 26, 2006 among the Borrower, the Subsidiary Guarantors party thereto, Royal Bank of Canada, as Administrative Agent and the Lenders from time to time party thereto (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to the Lender at the account specified by the Lender in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Revolving Credit Note.

          This Revolving Credit Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Revolving Credit Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Revolving Credit Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        ADAMS RESPIRATORY THERAPEUTICS, INC.


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                     AMOUNT OF PRINCIPAL   UNPAID PRINCIPAL
     DATE        AMOUNT OF ADVANCE     PAID OR PREPAID          BALANCE       NOTATION MADE BY
     ----        -----------------   -------------------   ----------------   ----------------


                                                                       EXHIBIT B
                                                     FORM OF NOTICE OF BORROWING

Royal Bank of Canada - Agency Services
12th Floor, Royal Bank Plaza, 200 Bay Street
Toronto, Ontario, Canada  M5J 2W7
Tel: (416) 842-3910
Fax: (416) 842-4023
Attention: Manager

                                        [Date]

Ladies and Gentlemen:

          Reference is made to that certain Senior Revolving Credit Agreement (the "Credit Agreement"; the terms defined therein being used herein as therein defined) dated as of September 26, 2006 among the undersigned, as Borrower, the Subsidiary Guarantors party thereto, Royal Bank of Canada, as Administrative Agent, and the Lenders from time to time party thereto. Pursuant to Section 2.02 of the Credit Agreement, the undersigned hereby gives you irrevocable notice of a request for a[n] [Revolving Credit/ Letter of Credit/ Swingline] Advance under the Credit Agreement. In that connection, the undersigned sets forth below the information relating to such requested Advance (the "Proposed Advance") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Advance is _______________, 200_.

          (ii) The Type of Advances comprising the Proposed Advance is [Base Rate Advance] [LIBOR Advance].

          (iii) The aggregate amount of the Proposed Advance is $_______________.

          (vi) The proceeds of such Advances should be disbursed to the following account:

               [Bank]
               [Bank address]
               [Bank address]
               [Account name]
               [Account number]
               [ABA #]

                                        Very truly yours,

                                        ADAMS RESPIRATORY THERAPEUTICS, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT C
                                               FORM OF ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Senior Revolving Credit Agreement dated as of September 26 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among ADAMS RESPIRATORY THERAPEUTICS, INC., a Delaware corporation (the "BORROWER"), the Subsidiary Guarantors party thereto, Royal Bank of Canada, as Administrative Agent, and the Lenders from time to time party thereto.

          Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

          1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined herein) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

          2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes (if any) held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. Such Assignee (i) confirms that, to the extent it has so requested, it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under
Section 2.12 of the Credit Agreement (and undertakes to deliver to the Administrative Agent originals of any such U.S. Internal Revenue Service form).

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

         [The Remainder of this Page Has Intentionally Been Left Blank]

Effective Date:

(1)__________, 200_

                                        ASSIGNOR

                                        __________, as Assignor
                                        [Type or print legal name of Assignor]


                                        By
                                           -------------------------------------
                                        Title:
                                               --------------------------------

                                        Dated: __________, 200_

----------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                        ASSIGNEE

                                        ___________, as Assignee
                                        [Type or print legal name of Assignee]


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                                        Dated: __________, 200_
                                        Lending Office:
                                                        ------------------------

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
REVOLVING CREDIT FACILITY
   Percentage interest assigned                                     __________%
   Revolving Credit Commitment assigned                            $__________
   Aggregate outstanding principal amount of Revolving Credit
      Advances assigned                                            $__________
   Principal amount of Revolving Credit Note payable to ASSIGNOR   $__________
LETTER OF CREDIT FACILITY
   Letter of Credit Commitment assigned                            $__________
   Letter of Credit Commitment retained                            $__________

                                                                       EXHIBIT D
                                           FORM OF SECURITY AGREEMENT SUPPLEMENT

                      FORM OF SECURITY AGREEMENT SUPPLEMENT

                                         [Date of Security Agreement Supplement]

ROYAL BANK OF CANADA,
   as the Collateral Agent for the
   Secured Parties referred to in the
   Credit Agreement referred to below
   __________________________________
   __________________________________
   Attn: ____________________________

                      ADAMS RESPIRATORY THERAPEUTICS, INC.

Ladies and Gentlemen:

          Reference is made to the Senior Revolving Credit Agreement dated as of September 26, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among ADAMS RESPIRATORY THERAPEUTICS, INC., as Borrower, Subsidiary Guarantors party thereto, and ROYAL BANK OF CANADA ("Royal Bank"), together with its successors and assigns, as Administrative Agent, and the Lenders from time to time party thereto, and (iii) the Security Agreement dated July 11, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") made by the Grantors from time to time party thereto in favor of Royal Bank as collateral agent (together with any successor collateral agent, the "Collateral Agent") for the Secured Parties under the Loan Documents. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

          SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties under the Loan Documents, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

          SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

          SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through IV to Schedules I through IV, respectively, to the

Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.

          SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 4 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

          SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

          SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        Very truly yours,

                                        [NAME OF ADDITIONAL GRANTOR]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address for notices:

__________________________

__________________________

_______________

                                                                       EXHIBIT E
                                          FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                                                              _________ __, 20__

Royal Bank of Canada, as Administrative Agent under the Credit Agreement referred to below
200 Bay Street, 12th Floor,
South Tower, Royal Bank Plaza,
Toronto, Ontario M5J 2W7
Attn: Manager, Agency Services
   Telephone: (416) 842-3901
   Telecopy: (416) 842-4023

  Senior Revolving Credit Agreement dated as of September 26, 2006 among Adams Respiratory Therapeutics, Inc., a Delaware corporation (the "BORROWER"), the
 Subsidiary Guarantors party thereto, Royal Bank of Canada, as Collateral Agent and Administrative Agent, and the Lenders from time to time party thereto.

Ladies and Gentlemen:

          Reference is made to the above-captioned Credit Agreement and to the Guaranty incorporated therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "GUARANTY"). The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel, provided that the undersigned shall not be required to reimburse the legal fees and expenses of more than one law firm (and one local counsel in each applicable local jurisdiction) for the Agents and the Lenders, collectively, except to the extent the Administrative Agent reasonably believes that the use of single counsel would result in a conflict of interest) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such

Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

          (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty of the Obligations, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor of the Obligations so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Guaranteed Obligations.

          Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an "Additional Guarantor" or a "Guarantor" shall also mean and be a reference to the undersigned.

          Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 4.01 of the Credit Agreement to the same extent as each other Guarantor.

          Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

          Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

          (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

          (d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                        Very truly yours,

                                        [NAME OF ADDITIONAL GUARANTOR]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT F
                                                    FORM OF SOLVENCY CERTIFICATE

                                                              September 26, 2006

          The undersigned chief financial officer of ADAMS RESPIRATORY THERAPEUTICS, INC. (the "BORROWER"), is familiar with the properties, businesses, assets and liabilities of the Loan Parties and is duly authorized to execute this certificate on behalf of the Borrower

          Reference is made to that Senior Revolving Credit Agreement, dated as of September 26, 2006 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT"; all capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement), by and among the Borrower, the Subsidiary Guarantors party thereto, Royal Bank of Canada, as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT"), and the Lenders from time to time party thereto.

          1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Loan Parties as the undersigned deems reasonably necessary and prudent for the purpose of providing this certificate (this "CERTIFICATE"). The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Advances under the Credit Agreement.

          2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate, to his knowledge after reasonable inquiry, (a) were reasonable when made and were made in good faith and (b) continue to be reasonable as of the Effective Date.

          BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Product Acquisition as of the Effective Date:

          A. Each of the Loan Parties, on a consolidated basis, are able to pay their debts and other liabilities (including contingent obligations) as they mature in the ordinary course of business.

          B. The Loan Parties, taken as a whole, do not intend to, or believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in the ordinary course of business.

          C. The Loan Parties, taken as a whole, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the assets of the Loan Parties, taken as a whole, would constitute unreasonably small capital.

          D. The present fair saleable value of the consolidated assets (tangible and intangible) of the Loan Parties is not less than the amount that will be required to pay the probable liability on the debts of the Loan Parties, taken as a whole, as they become absolute and as they mature.

          For purposes of this Certificate, "contingent liabilities" have been computed in the amount that can be reasonably expected to become an actual or matured liability as determined in good faith by the Borrower.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written on behalf of the Parent, and not in his personal capacity.

                                        ADAMS RESPIRATORY THERAPEUTICS, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer

                                                                       EXHIBIT H

                         FORM OF COMPLIANCE CERTIFICATE

                                             Financial Statement Date: ________,

To: Royal Bank of Canada, as Administrative Agent
    Attn: Manager Agency

Ladies and Gentlemen:

          Reference is made to that certain Senior Revolving Credit Agreement, dated as of September 2[6], 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT;" the terms defined therein being used herein as therein defined), among Adams Respiratory Therapeutics, Inc., a Delaware corporation (the "BORROWER"), the Lenders from time to time party thereto, and Royal Bank of Canada., as Administrative Agent and Collateral Agent.

          The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the ______ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

      [Use following paragraph 1 for fiscal year-end financial statements]

          1. This Certificate is delivered in conjunction with the annual audited Consolidated financial statements for the Borrower and its Subsidiaries for the Fiscal Year of the Borrower ended as of ________________, 20___, together with the annual audit report and opinion of an independent certified public accountant for such Fiscal Year that are required to be delivered by
Section 5.03(b) of the Credit Agreement. Each such document referred to herein is currently available on the website of the Securities and Exchange Commission at http://www.sec.gov.

     [Use following paragraph 1 for fiscal quarter-end financial statements]

          1. This Certificate is delivered in conjunction with the Consolidated balance sheet, Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries required by Section 5.03(c) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Each such document referred to herein is currently available on the website of the Securities and Exchange Commission at http://www.sec.gov. Such financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

          2. Based on my knowledge, the financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the financial statements.

          3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in this Certificate.

                      Adams Respiratory Therapeutics, Inc.
                             Compliance Certificate

          4. A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and its Subsidiaries performed and observed all their respective Obligations under the Loan Documents, and

                                  [select one:]

          [each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Event of Default or Default has occurred and is continuing.]

                                     --or--

          [the following covenants or conditions have not been performed or observed and the following is a list of each such Default, its nature and status and steps implemented to correct such Default or Event of Default:]

          5. The representations and warranties of the Borrower contained in
Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsection (g) and (h) of Section 4.01 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (b) and (c), respectively, of Section 5.03 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

          6. The financial covenant analyses and information set forth on
Schedule 1 attached hereto, demonstrating compliance with the covenants set forth in Sections 5.02(o), 5.04(a), (b) and (c) of the Credit Agreement, are true and accurate on and as of the date of this Certificate.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________________________, ______________________.

                                        ADAMS RESPIRATORY THERAPEUTICS, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                      Adams Respiratory Therapeutics, Inc.
                             Compliance Certificate

                                   SCHEDULE 1
                          to the Compliance Certificate
                                  ($ in 000's)

A.   EBITDA OF THE BORROWER AND ITS SUBSIDIARIES FOR THE FISCAL
     [QUARTER/YEAR] ENDING ON [______, 20__] ("SUBJECT PERIOD"):

     1.   Net income (or net loss) for Subject Period:                 $________

     2.   Interest expense for Subject Period:                         $________

     3.   Income tax expense for Subject Period:                       $________

     4.   Depreciation expense for Subject Period:                     $________

     5.   Amortization expense for Subject Period (including           $________
          amortization of intangibles, debt discount and
          organization costs):

     6.   Other non-cash losses, charges or items for Subject Period   $________
          (excluding any such non-cash item to the extent that it
          represents an accrual for potential ordinary course cash
          items in any future period or amortization of a prepaid
          cash item that was paid in a prior period):

     7.   Extraordinary or non-recurring losses or charges for         $________
          Subject Period:

     8.   Losses from the sale or other disposition of assets made     $________
          other than in the ordinary course of business for Subject
          Period:

     9.   Losses from discontinued operations for Subject Period:      $________

     10.  Fees and expenses associated with the early extinguishment   $________
          of Debt for Subject Period:

     11.  Fees, charges and other expenses incurred in connection      $________
          with the issuance of Debt (including under the Credit
          Agreement) or Equity Interests during Subject Period:

     12.  Fees, charges and other expenses incurred in connection      $________
          with permitted Investments permitted under Section 5.02(f)
          whether or not such transaction is consummated:

     13.  To the extent added in calculating net income (or net        $________
          loss), other non-recurring non-cash items (excluding any
          non-cash item to the extent it represents the reversal of
          an accrual or reserve for potential cash item in any prior period) for Subject Period:

     14.  Extraordinary or non-recurring gains during Subject          $________
          Period:

     15.  Permitted Pro Forma Adjustments, as applicable               $________

          (itemize each adjustment as permitted by Regulation S-X or as otherwise acceptable to the Administrative Agent):

     16.  EBITDA of Borrower and its Subsidiaries (Lines A.1 + 2 + 3   $________
          + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 + 12 (in each case, to
          the extent deducted in calculating net income (or net
          loss)) - (13+14) + 15)):

                      Adams Respiratory Therapeutics, Inc.
                             Compliance Certificate

B.   LEVERAGE RATIO

     1.   EBITDA for Subject Period (Line A.16 above):                 $________

     2.   Total Debt for Borrowed Money (determined for Borrower and   $________
          its Subsidiaries on a Consolidated Basis) as of last day
          of Subject Period:

     3.   Total Leverage Ratio (Line B.2 / B.1)                        ___ : 1.0

          Maximum permitted: 3.5:1.0

C.   SENIOR SECURED LEVERAGE RATIO:

     1.   EBITDA for Subject Period (Line A.16 above):                 $________

     2.   Senior secured Debt for Borrowed Money (determined for       $________
          Borrower and its Subsidiaries on a Consolidated Basis) as
          of last of Subject Period:

     3.   Senior Secured Leverage Ratio (Line C.2 / C.1):              ___ : 1.0

          Minimum Required: 2.0:1.0

D.   FIXED CHARGE COVERAGE RATIO:

     1.   EBITDA for Subject Period (Line A.16 above):                 $________

     2.   Interest Expense for Subject Period (excluding fees and      $________
          expenses associated with the early extinguishment of
          Debt):

     3.   Scheduled principal payments on all Debt for Borrowed        $________
          Money paid in cash, including without limitation under the
          Credit Agreement (but excluding for purposes of Fiscal
          Year ending December 31, 2011, the obligation to repay all
          Advances on the Termination Date) during Subject Period:

     4.   Taxes on income paid in cash                                 $________

     5.   Restricted Payments made in cash by Borrower during          $________
          Subject Period:

     6.   Non-financed Capital Expenditures for Subject Period,        $________
          determined for the Borrower and its Subsidiaries on a
          Consolidated basis:

     7.   Fixed Charge Coverage Ratio (Line D.1 / (D.2 + 3 + 4 + 5 +   ___ : 1.0
          6)):

          Minimum required: 2.0:1.00

E.   CAPITAL EXPENDITURES

     1..  Capital Expenditures made during current Fiscal Year to      $________
          date:

                      Adams Respiratory Therapeutics, Inc.
                             Compliance Certificate

     2.   Capital Expenditure basket for current Fiscal Year
          [$15,000,000](1)/[$10,000,000](2):

     3.   Capital Expenditures that could have been made during the    $________
          immediately prior fiscal year but which were not made:

     4.   Maximum permitted Capital Expenditures                       $________
          (Line E.2 plus the lesser of (i) [$7,500,000](3)
          [$5,000,000](4) and (ii) Line E.3)

     5.   Excess (deficiency) for covenant compliance (Line E.4 -      $________
          E.1)

----------
(1)  Applicable only to Fiscal Year 2007.

(2)  Applicable to Fiscal Year 2008 and beyond.

(3)  Applicable only to Fiscal Year 2008.

(4)  Applicable to Fiscal Year 2009 and beyond.

                      Adams Respiratory Therapeutics, Inc.
                             Compliance Certificate